                                                                   Exhibit 10.10

                                CREDIT AGREEMENT
                                ----------------


         THIS CREDIT AGREEMENT is made as of the 13th day of September, 1999 by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Borrower"); the financial institutions named in Annex A attached hereto and made a part hereof and their successors and assigns (hereinafter sometimes collectively called the "Banks" and each individually a "Bank"); KEYBANK NATIONAL ASSOCIATION, a national banking association, Cleveland, Ohio, as Administrative Agent for the Banks under this Agreement (hereinafter sometimes called the "Agent") and Bank One, Michigan, a bank chartered under the laws of the State of Michigan, and National City Bank, a national banking association, as Co-Documentation Agents.

                                    Recitals:
                                    ---------

         The Borrower and certain of its affiliates are indebted to certain banks or lending institutions under and pursuant to the Existing Credit Agreement (defined below).

         The Borrower and a Subsidiary Guarantor have agreed to purchase substantially all of the operating assets of the "Automotive Group" of MTD PRODUCTS INC ("MTD") pursuant to an agreement between the Borrower and MTD dated June 21, 1999 (the "Purchase Agreement").

         The Borrower has requested the Banks to extend credit to the Borrower (for itself and for the benefit of the Subsidiary Guarantors) in order to enable the Borrower to borrow on a revolving credit basis and to have letters of credit issued at its request, on and after the date hereof and at any time and from time to time during the Commitment Period (defined below), in an aggregate principal amount not in excess of $210,000,000 at any time outstanding. The proceeds of such loans and credits are to be used (a) to repay sums owing under and pursuant to the Existing Credit Agreement, (b) to acquire the assets of the MTD Automotive Group, (c) for the general corporate working capital purposes of the Borrower and its Subsidiaries and (d) for other general corporate purposes, including, without limitation, but subject to the terms and conditions hereinafter set forth, the acquisition of other businesses. The Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

                                   Agreements:
                                   -----------

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower, the Banks and the Agent hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "ACCRUAL PERIOD" shall mean (i) the period commencing with the first day of the Commitment Period and ending on the close of business October 31, 1999, (ii) the period commencing with November 1, 1999 and ending on the close of business January 31, 2000 and (iii) thereafter, each successive three (3) calendar month period during the Commitment Period commencing with each, as the case may be, Fee Adjustment Date or Interest Adjustment Date during the Commitment Period, commencing with the Fee Adjustment Date and Interest Adjustment Date which are February 1, 2000.

         "ACQUIRED BUSINESS" shall mean a Subsidiary or a substantial portion of the assets of a business enterprise acquired by an Obligor pursuant and subject to the requirements and conditions of Section 8.9(b), including, without limitation, the acquisition of the Automotive Group of MTD.

         "ACQUIRED BUSINESS EBITDA" shall mean, as to any Acquired Business for any fiscal period, the sum of:

         (i) (a) the earnings (or losses) experienced by such Acquired Business for such period, before provision for any income taxes, (b) PLUS the amount of its non-recurring non-cash losses, and (c) MINUS the amount of its non-recurring non-cash gains,

         (ii) the interest expense of such Acquired Business for such period,

         (iii) the depreciation and amortization of such Acquired Business for such period, and

         (iv) the effect of pro forma normalized adjustments, if any, used by the Borrower (or its Subsidiary) in its analysis and evaluation of the Acquired Business which are approved in writing by the Majority Banks to be included in Acquired Business EBITDA, all as determined by reference to the Acquisition Financials of such Acquired Business.

         "ACQUISITION FINANCIALS" shall have the meaning assigned to such term in Section 8.9(b).

         "ADJUSTED LIBOR" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by DIVIDING (i) the applicable LIBOR rate by (ii) 1.00 MINUS the Reserve Percentage, and which Adjusted LIBOR shall be automatically adjusted on and as of the effective date of any change in the Reserve Percentage.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Schedule III to the Assignment Agreement attached as Exhibit J hereto.

         "ADVANTAGE" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Obligations owing by the Borrower to the Banks if such payment results in that Bank having a lesser share (based upon its Ratable Share) of such Obligations to the Banks than was the case immediately before such payment.

         "AFFECTED BANK" has the meaning assigned to such term in Section 3.8.

         "AFFILIATE" shall mean, with respect to any Person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a Person shall not, solely by reason of such status, be considered an Affiliate of such Person; and (y) none of the Banks, the Agent or the Letter of Credit Bank shall in any event be considered to be an Affiliate of the Borrower or any of its Subsidiaries.

         "AGENT" has the meaning assigned to such term in the preamble of this Agreement and any successor thereto pursuant to Section 12.

         "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

         "ANNIVERSARY DATE" shall mean the date which is the first anniversary of the date on which the Initial Credit Event occurs and each successive anniversary of such date thereafter.

         "APPLICABLE FEE PERCENTAGE" shall mean, on each day of any Accrual Period, with respect to any Commitment Fee,

         (i) commencing on the first day of the Commitment Period and continuing through and including January 31, 2000, Fifty (50) Basis Points per annum, and

         (ii) effective on the Fee Adjustment Date which is February 1, 2000 and on each Fee Adjustment Date thereafter, the Basis Points per annum indicated in the following table corresponding to the Borrower's Total Leverage Ratio as of the Fee Determination Date for each such Fee Adjustment Date:

         Total Leverage Ratio:                 Commitment Fee (in Basis Points):
         ---------------------                 ---------------------------------

         Greater than 4.00 to 1                Fifty (50)

         Equal to or less than 4.00 to 1
          but greater than 3.50 to 1           Forty-five (45)

         Equal to or less than 3.50 to 1
          but greater than 2.75 to 1           Thirty-seven and one-half (37.5)

         Equal to or less than 2.75 to 1
          but greater than 2.25 to 1           Thirty (30)

         Equal to or less than 2.25 to 1       Twenty-five (25);

provided, however, that, notwithstanding anything to the contrary in the foregoing, effective immediately upon and during the continuance of an Event of Default (and without waiving such Event of Default or limiting any right or remedy of the Banks or the Agent in respect thereof), the Applicable Fee Percentage shall be Fifty (50) Basis Points.

         "APPLICABLE LIBOR PERCENTAGE" shall mean, on each day of any Interest Period with respect to any LIBOR Loans comprising a Revolving Credit Borrowing,

         (i) commencing on the first day of the Commitment Period and continuing through and including January 31, 2000,

             (a) if a Qualifying Sub-Debt Issuance has not occurred, Two Hundred Seventy- five (275) Basis Points per annum, or

             (b) if a Qualifying Sub-Debt Issuance has occurred, Two Hundred Twenty-five (225) Basis Points per annum, and

         (ii) effective on the Interest Adjustment Date which is February 1, 2000 and on each Interest Adjustment Date thereafter, the Basis Points per annum indicated in the applicable table below corresponding to the Borrower's Total Leverage Ratio as of the Interest Determination Date for each such Interest Adjustment Date:

         If, as of such Interest Adjustment Date, a Qualifying Sub-Debt Issuance has not occurred, the following table shall apply:


                                                  Applicable LIBOR
         Total Leverage Ratio:                    Percentage (in Basis Points):
         ---------------------                    -----------------------------

         Greater than 4.00 to 1                   Two Hundred Seventy-five (275)

         Equal to or less than 4.00 to 1
          but greater than 3.50 to 1              Two Hundred Thirty-seven and one-half (237.5)

         Equal to or less than 3.50 to 1
          but greater than 3.25 to 1              One Hundred Seventy-five (175)

         Equal to or less than 3.25 to 1
          but greater than 2.75 to 1              One Hundred Fifty (150)

         Equal to or less than 2.75 to 1
          but greater than 2.25 to 1              One Hundred Twenty-five (125)

         Equal to or less than 2.25 to 1          One Hundred (100); and


         if, as of such Interest Adjustment Date, a Qualifying Sub-Debt Issuance has occurred, the following table shall apply:

                                                  Applicable LIBOR
         Total Leverage Ratio:                    Percentage (in Basis Points):
         ---------------------                    -----------------------------

         Greater than 4.25 to 1                   Two Hundred Fifty (250)

         Equal to or less than 4.25 to 1
          but greater than 4.00 to 1              Two Hundred Twenty-five (225)

         Equal to or less than 4.00 to 1
          but greater than 3.50 to 1              Two Hundred (200)

         Equal to or less than 3.50 to 1
          but greater than 3.25 to 1              One Hundred Seventy-five (175)

         Equal to or less than 3.25 to 1
          but greater than 2.75 to 1              One Hundred Fifty (150)

         Equal to or less than 2.75 to 1
          but greater than 2.25 to 1              One Hundred Twenty-five (125)

         Equal to or less than 2.25 to 1          One Hundred (100);

provided, however, that, notwithstanding anything to the contrary in the foregoing, effective immediately upon and during the continuance of an Event of Default (and without waiving such Event of Default or limiting any right or remedy of the Banks or the Agent in respect thereof), the Applicable LIBOR Percentage shall be Two Hundred Seventy-five (275) Basis Points if a Qualifying Sub-Debt Issuance has not occurred and Two Hundred Fifty (250) Basis Points if a Qualifying Sub- Debt Issuance has occurred.

         "APPLICABLE PRIME RATE PERCENTAGE" shall mean, on any day with respect to any Prime Rate Loans comprising a Revolving Credit Borrowing,

         (i) commencing on the first day of the Commitment Period and continuing through and including January 31, 2000, One Hundred Fifty (150) Basis Points per annum, and

         (ii) effective on the Interest Adjustment Date which is February 1, 2000 and on each Interest Adjustment Date thereafter, the Basis Points per annum indicated in the applicable table below corresponding to the Borrower's Total Leverage Ratio as of the Interest Determination Date for each such Interest Adjustment Date:

                                                  Applicable Prime Rate
         Total Leverage Ratio:                    Percentage (in Basis Points):
         ---------------------                    -----------------------------

         Greater than 4.25 to 1                   One Hundred Seventy-five (175)

         Equal to or less than 4.25 to 1
          but greater than 4.00 to 1              One Hundred Fifty (150)

         Equal to or less than 4.00 to 1
          but greater than 3.25 to 1              One Hundred Twenty-five (125)

         Equal to or less than 3.25 to 1
          but greater than 2.75 to 1              One Hundred (100)

         Equal to or less than 2.75 to 1
          but greater than 2.25 to 1              Seventy-five (75)

         Equal to or less than 2.25 to 1          Fifty (50);

provided, however, that, notwithstanding anything to the contrary in the foregoing, effective immediately upon and during the continuance of an Event of Default (and without waiving such Event of Default or limiting any right or remedy of the Banks or the Agent in respect thereof), the Applicable Prime Rate Percentage shall be One Hundred Seventy-five (175) Basis Points.

         "BANK" or "BANKS" has the meaning assigned to such term in the preamble of this Agreement.

         "BANK DEBT" shall mean, collectively, every Indebtedness and liability now or hereafter owing by the Borrower or any Subsidiary Guarantor to the Banks or any thereof, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of Law, whether incurred directly to the Banks or any thereof or acquired by any or all thereof by purchase, pledge or otherwise, and whether participated to or from the Banks or any thereof in whole or in part.

         "BANKING DAY" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio; provided, however, that, when used in connection with a LIBOR Loan, "Banking Day" shall mean any such day on which banks are open for dealings in or quoting deposit rates for dollar deposits in the London interbank market.

         "BASIS POINT" shall mean one one-hundredth of one percent (0.01%).

         "BORROW" shall mean to obtain a Revolving Credit Borrowing.

         "BORROWER" has the meaning assigned to such term in the preamble of this Agreement.

         "CAPITAL EXPENDITURES" shall mean any and all amounts invested, expended or incurred (including Indebtedness under Capitalized Leases) by a Person in respect of the purchase, acquisition, improvement, renovation or expansion of any land and depreciable or amortizable property of such Person (including, without limitation, expenditures required to be capitalized in accordance with GAAP), each as determined in accordance with GAAP and in each case taken at the amount thereof accounted for as Indebtedness in accordance with GAAP.

         "CAPITALIZED LEASES" shall mean, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "CLOSING DATE" shall mean September 15, 1999 or such other date which is acceptable to the Agent and the Banks.

         "COLLATERAL" shall mean any and all property of any Obligor, whether now existing or hereafter acquired or arising, of whatsoever nature, and wherever situated which is encumbered by a Lien in favor of the Agent, for the benefit of the Banks, pursuant to any of the Security Documents.

         "COMMITMENT" shall mean, with respect to each Bank, the obligation hereunder of such Bank to make Loans and to participate in the risks of all Letters of Credit issued by the Letter of Credit Bank at the Borrower's request and in the risks of all Swingline Loans advanced by the Agent at the Borrower's request, up to the amount set forth opposite such Bank's name under the column headed "Commitments" as set forth in Annex A hereof during the Commitment Period as such Commitment may be reduced in accordance with a reduction in the Total Commitment Amount pursuant to Section 3.2(a) hereof.

         "COMMITMENT FEE" has the meaning assigned to such term in Section
3.4(a).

         "COMMITMENT PERIOD" shall mean the period from (i) the date on which the Initial Credit Event occurs to (ii) August 31, 2004, as the same may be extended pursuant to Section 3.2(b) or reduced pursuant to Section 3.2(a).

         "COMMITMENT SHORTFALL" has the meaning assigned to such term in Section 3.2(b).

         "CONSOLIDATED" shall mean the Borrower and its Subsidiaries, taken as a whole in accordance with GAAP.

         "CONSOLIDATED ASSETS" shall mean, as at the date of any determination, the net book value of all assets of the Borrower and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a Consolidated basis.

         "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, as of the end of any Fiscal Quarter, the ratio of (i) Trailing EBITDA as of such Fiscal Quarter end to (ii) Trailing Consolidated Interest Expense as of such Fiscal Quarter end.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, Interest Expense of the Borrower and its Subsidiaries on a Consolidated basis.

         "CONSOLIDATED LIABILITIES" shall mean, as at any date of determination, all liabilities of the Borrower and its Subsidiaries as of such date classified as liabilities in accordance with GAAP and determined on a Consolidated basis.

         "CONSOLIDATED NET PRE-TAX EARNINGS" shall mean, for any fiscal period,
(a) the earnings (or losses) experienced by the Borrower and its Subsidiaries for such period, before provision for any income taxes, PLUS (b) the amount of non-recurring non-cash losses, and MINUS (c) the amount of non-recurring non-cash gains, as determined on a Consolidated basis and in accordance with GAAP.

         "CONSOLIDATED NET WORTH" shall mean, as at any date of determination, the remainder of (i) all Consolidated Assets (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the date of this Agreement) as of such date, MINUS (ii) all Consolidated Liabilities as of such date.

         "CONTROLLED GROUP" shall mean a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as may be amended from time to time, of which the Borrower or any Subsidiary is a part.

         "CREDIT EVENT" shall mean (a) the obligation of (i) each Bank to make a Loan on the occasion of each Revolving Credit Borrowing, (ii) the Letter of Credit Bank to issue any Letter of Credit, or (iii) any Bank to participate in the risk of any Letter of Credit, (b) the making of a Loan by any Bank, (c) the delivery by the Borrower of (i) a Notice of Borrowing requesting a Revolving Credit Borrowing, a borrowing under the Swingline Facility or a Letter of Credit or (ii) a Rate Conversion/Continuation Request requesting the conversion or continuation of Revolving Credit Loans, (d) a Rate Conversion or Rate Continuation, (e) the acceptance by the Borrower of proceeds of any Revolving Credit Borrowing, or (f) an increase in the Total Commitment Amount pursuant to
Section 3.2(b).

         "DEFAULT UNDER ERISA" shall mean (a) the occurrence or existence of a material "accumulated funding deficiency" (as defined in ERISA) in respect of any Plan within the scope of Section 302(a) of ERISA or (b) any failure by the Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERISA in respect of any Plan, or (d) the occurrence or existence of any material breach of any other Law or regulation in respect of any such Plan, or (e) the institution or existence of any action for the forcible termination of any such Plan which is within the scope of Section 4001(a)(3) or (15) or ERISA.

         "DISTRIBUTION" shall mean any payment made, liability incurred and other consideration (other than any stock dividend, or stock split or similar distributions payable only in capital stock of an

Obligor) given (i) for the purchase, acquisition, redemption or retirement of any capital stock of an Obligor or (ii) as a dividend, return of capital or other distribution of any kind in respect of an Obligor's capital stock outstanding at any time.

         "DOMESTIC SUBSIDIARY" means any Subsidiary which is incorporated or organized in the United States or any state or territory thereof.

         "EBITDA" shall mean, for any period, the sum of the amounts of (i) Consolidated Net Pre- Tax Earnings, (ii) Consolidated Interest Expense for such period, (iii) depreciation for such period on a Consolidated basis, as determined in accordance with GAAP, and (iv) amortization for such period on a Consolidated basis, as determined in accordance with GAAP.

         "ENVIRONMENTAL LAWS" shall mean any federal, state or local Law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC section section 9601 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC section section 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 USC section section 1801 ET SEQ., the Federal Water Pollution Control Act (33 USC section section 1251 ET SEQ.), the Toxic Substances Control Act (15 USC section section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 USC section section 651 ET SEQ.), and all similar state, regional or local Laws, treaties, regulations, statutes or ordinances, common Law, civil Laws, or any case precedents, rulings, requirements, directives or requests having the force of Law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future Laws, treaties, regulations, statutes or ordinances, common Law, civil Laws, or any case precedents, rulings, requirements, directives or requests having the force of Law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs: (i) the existence, cleanup and/or remedy of contamination on property; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of hazardous wastes; (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (v) the maintenance and development of wetlands.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (Public Law 93 406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be reference to that section as amended, supplemented, replaced or otherwise modified.

         "ERISA AFFILIATE" of any Person shall mean any other Person that for purposes of Title IV of ERISA is a member of such Person's Controlled Group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

         "ERISA REGULATOR" shall mean any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Plan.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Article 10.

         "EXCESS CASH FLOW" shall mean, for any period, EBITDA for such period, MINUS (i) the aggregate amount of Distributions made by the Borrower during such period, to the extent permitted hereunder, (ii) the federal, state and local taxes on or measured by the income of the Borrower actually paid or payable during such period on a Consolidated basis, (iii) the amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period on a Consolidated basis, to the extent permitted hereunder, other than Capital Expenditures made from the proceeds of Indebtedness (other than proceeds of Revolving Credit Loans), (iv) Consolidated Interest Expense for such period, and
(v) the aggregate amount of principal Indebtedness payable by the Borrower and its Subsidiaries on a Consolidated basis during the 12 month period immediately following the end of such period.

         "EXEMPTION CERTIFICATE" has the meaning assigned to such term in
Section 3.9(f).

         "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated January 22, 1998, as amended, among the Borrower and Shiloh of Michigan, LLC, as borrowers, KeyBank National Association, as agent, and various lenders party thereto.

         "FED FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

         "FEE ADJUSTMENT DATE" shall mean each February 1, May 1, August 1 and November 1 during the Commitment Period, commencing with February 1, 2000.

         "FEE DETERMINATION DATE" shall mean, as to each Fee Adjustment Date, the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter most recently ended prior to such Fee Adjustment Date. By way of example, the Fee Determination Date for the Fee Adjustment Date on February 1, 2000 shall be October 31, 1999, which is the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter which ends on January 31, 2000, which is the most recent Fiscal Quarter end prior to such Fee Adjustment Date.

         "FISCAL QUARTER" shall mean any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of the Borrower consistent with the Borrower's past practice.

         "FISCAL YEAR" shall mean the Borrower's regular annual accounting period which shall end October 31, 1999, in respect of the Borrower's current annual accounting period, and which thereafter shall end on October 31 of each succeeding calendar year.

         "FISCAL YEAR INCREASE" shall mean, as to any Fiscal Year, the sum of
(i) the aggregate amount of all equity capital paid into the Borrower, on a Consolidated basis, during the immediately preceding Fiscal Year, PLUS (ii) the greater of (a) an amount equal to 50% of the Borrower's Consolidated net, after tax earnings (determined in accordance with GAAP) for the immediately preceding Fiscal Year or (b) zero dollars ($0).

         "FORMER AGENT" has the meaning assigned to such term in Section 12.13.

         "FORMER LC BANK" has the meaning assigned to such term in Section 5.3.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Sections 8.16 through 8.20, inclusive, including defined terms as used therein, are subject (to the extent provided therein) to Sections 1.1 and 1.3.

         "GUARANTOR" shall mean one who pledges his, her or its credit or property in any manner for the payment or other performance of the Indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, and surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind.

         "GUARANTY" shall mean the obligation of a Guarantor.

         "GUARANTY OF PAYMENT" shall mean any Continuing Guaranty of Payment substantially in the form of Exhibit F hereto, executed and delivered to the Agent by a Subsidiary Guarantor, pursuant to Section 6.2 or 8.8.

         "HAZARDOUS MATERIAL" shall mean and include (i) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (ii) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, (iii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (iv) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

         "INCIPIENT DEFAULT" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any Event of Default and which has not been appropriately waived by the Banks in writing or fully corrected prior to becoming an actual Event of Default.

         "INCREASE REQUEST" has the meaning assigned to such term in Section 3.2(b).

         "INCREASED RATE" shall mean, at any time and from time to time, a rate of interest per annum which (i) as to any Loan, is Two Hundred (200) Basis Points in excess of the rate of interest otherwise accruing on such Loan at such time, and (ii) as to other Obligations, Three Hundred Seventy-five (375) Basis Points in excess of the Prime Rate.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) all indebtedness for money borrowed of such Person; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; (vii) all Capitalized Lease obligations of such Person and all Indebtedness of such Person secured by purchase money Liens; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes); (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (x) all net obligations of such Person under any so-called 'hedge', 'swap', 'collar', 'cap' or similar interest rate or currency fluctuation protection agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (xii) the stated value, or liquidation value if higher, of all redeemable stock (or other equity interest) of such Person; and (xiii) all guaranty obligations of such Person; provided that (a) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, unless evidenced by a note, shall constitute Indebtedness; and (b) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

         "INITIAL CREDIT EVENT" shall mean the first Credit Event hereunder to occur.

         "INTEREST ADJUSTMENT DATE" shall mean each February 1, May 1, August 1 and November 1 during the Commitment Period, commencing with February 1, 2000.

         "INTEREST DETERMINATION DATE" shall mean, as to each Interest Adjustment Date, the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter most recently ended prior to such Interest Adjustment Date. By way of example, the Interest Determination Date for the Interest Adjustment Date on February 1, 2000 shall be October 31, 1999, which is the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter which ends on January 31, 2000, which is the most recent Fiscal Quarter end prior to such Interest Adjustment Date.

         "INTEREST EXPENSE" shall mean, for any fiscal period, all expense of the Borrower or any of its Subsidiaries for such fiscal period classified as interest expense for such period, including capitalized interest and interest under "synthetic" leases, in accordance with GAAP.

         "INTEREST PERIOD" shall mean, for each of the LIBOR Loans comprising a Revolving Credit Borrowing, the period commencing on the date of such Loans or the date of the Rate Conversion or Rate Continuation of any Loans into such LIBOR Loans and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Loans and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof. The duration of each such Interest Period shall be one (1), two (2), three (3) or six (6) months, in each case as the Borrower may select, upon delivery to the Agent of a Notice of Borrowing therefor in accordance with Section 3.l(d) hereof; provided, however, that:

              (i) Interest Periods for Loans comprising part of the same
                  Revolving Credit Borrowing shall be of the same duration;

             (ii) no Interest Period may end on a date later than the last day of the Commitment Period;

            (iii) if there is no such numerically corresponding day in the month that is such, as the case may be, first, second, third or sixth month after the commencement of an Interest Period, such Interest Period shall end on the last day of such month;

             (iv) whenever the last day of any Interest Period in respect of
                  LIBOR Loans would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Banking Day; and

              (v) the Borrower may not select any Interest Period ending after the date of any reduction in the Total Commitment Amount unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Loans having Interest Periods ending on or prior to the date of such reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such date.

         "KEYBANK" shall mean KeyBank National Association, a national banking association, its successors and assigns.

         "LC EXPOSURE" shall mean, with respect to any Bank, at any time of determination, such Bank's Ratable Portion of the sum of (a) the aggregate entire amount of all such Letters of Credit outstanding at such time, and (b) the aggregate amount that has been drawn under such Letters of Credit but for which the Letter of Credit Bank or the Banks, as the case may be, have not at such time been reimbursed by the Borrower.

         "LC SUBLIMIT" shall mean the amount Fifteen Million Dollars ($15,000,000).

         "LAST LIBOR" has the meaning assigned to such term in Section 3.3(d).

         "LAW" shall mean any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

         "LENDING OFFICE" shall mean, with respect to any Bank, the office of such Bank specified as its "Lending Office" below its name on the signature pages hereto, or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent as the office at which Loans are to be made and maintained.

         "LETTER OF CREDIT" shall mean any standby letter of credit issued by the Letter of Credit Bank on a risk-participated basis with the other Banks pursuant to the provisions of this Agreement.

         "LETTER OF CREDIT BANK" shall mean KeyBank and any successor thereto pursuant to Section 5.3.

         "LIBOR" shall mean, with respect to any LIBOR Loan for any Interest Period, the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, appearing on page 3750 of the Telerate Service (or any successor to or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such a rate quotation is not available for any reason, then the rate shall be the rate, determined by the Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates of interest at which dollar deposits in immediately available funds approximately equal in principal amount to such LIBOR Loan and for a maturity comparable to the Interest Period are offered to KeyBank by prime banks in the London interbank market.

         "LIBOR LOANS" shall mean those Loans described in Section 3.1 hereof on which the Borrower shall pay interest at a rate based on LIBOR.

         "LIBOR PREPAYMENT COMPENSATION RATE" has the meaning assigned to such term in Section 3.3(d).

         "LIEN" shall mean any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN" shall mean (i) a Revolving Credit Loan made by a Bank to the Borrower pursuant to Article 3 and refers to a Prime Rate Loan or a LIBOR Loan or (ii) or a Swingline Loan made by the Agent to the Borrower under the Swingline Facility.

         "MAJORITY BANKS" shall mean, at any time of determination, one or more Banks having Commitments in the aggregate of at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment Amount or, in the event that the Commitments of the Banks shall have been terminated, the Banks holding sixty-six and two-thirds percent (66 2/3%) of the amount of the outstanding Revolving Credit Loans.

         "MATERIAL ADVERSE EFFECT" shall mean the occurrence or existence of (a) a material adverse effect on the business, results of operations or financial condition of an Obligor, or (b) a material adverse effect on the ability of an Obligor to perform its Obligations under this Agreement or any of the Related Writings, or (c) a material adverse effect on the legality, validity or enforceability of an Obligor's Obligations under this Agreement or any of the Related Writings.

         "MINIMUM NET WORTH" shall mean, for any Fiscal Year, the minimum Consolidated Net Worth required to be maintained by the Borrower as at the end of each Fiscal Quarter during such Fiscal Year pursuant to the provisions of
Section 8.16.

         "MTD" shall have the meaning assigned to such term in the recitals to this Agreement, which shall not be deemed to be an Obligor hereunder.

         "NOTE" or "NOTES" shall mean a note or notes executed and delivered pursuant to Section 3.1(c) hereof.

         "NOTICE OF BORROWING" shall have the meaning assigned to such term in
Section 3.1(d).

         "NOTICE OF SWINGLINE REFUNDING" shall have the meaning assigned to such term in Section 3.1(i) hereof.

         "OBLIGATIONS" shall mean the obligations of the Borrower and the Subsidiary Guarantors under this Agreement and the Related Writings, including, without limitation, the outstanding principal and accrued interest in respect of any Revolving Credit Loans and any Swingline Loans, the outstanding principal and accrued interest in respect of Letters of Credit, all Commitment Fees, Risk Participation Fees, fees owing to the Banks or the Agent, reimbursement obligations under Letters of Credit, any indebtedness or obligations under any so-called 'hedge', 'swap', 'collar', 'cap' or similar interest rate or currency fluctuation protection agreements hereafter constituting one or more of the Related Writings, and any expenses, taxes, compensation or other amounts owing under this Agreement, the Notes, any Guaranty of Payment, any Reimbursement Agreement, including, without limitation, pursuant to Sections 3.3, 3.4, 3.7, 3.8, 3.9 or 14.4 and any and all other amounts owed by the Borrower or any Subsidiary Guarantor to the Agent or the Banks pursuant to this Agreement, the Notes or any other Related Writing.

         "OBLIGOR" shall mean any of the Borrower or any Subsidiary Guarantor, collectively being the "Obligors".

         "OBLIGOR PROPERTY" shall mean any real property and improvements owned, leased, used, operated or occupied by any Obligor or any of their respective corporate predecessors, including any soil, surface water or groundwater on or under such real property and improvements.

         "OTHER TAXES" has the meaning assigned to such term in Section 3.9.

         "PATENT AGREEMENT" shall have the meaning assigned to such term in
Section 6.2(l).

         "PAYMENT OFFICE" shall mean such office of the Agent as set forth below the Agent's name on the signature pages hereof or such offices as may be from time to time selected by the Agent and notified in writing by the Agent to the Borrower and the Banks as the office to which payments are to be made by the Borrower or the Banks, as the case may be.

         "PERMITTED PURCHASE MONEY SECURITY INTEREST" shall mean any Lien which is created or assumed in purchasing, constructing or improving any real or personal property (other than inventory) in the ordinary course of business, or to which any such property is subject when so purchased, including, without limitation, Capitalized Leases, provided, that (i) such lien shall be confined to the aforesaid property, (ii) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement, (iii) any refinancing of such indebtedness does not increase the amount of indebtedness owing as of the date of such refinancing.

         "PERSON" shall mean an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" shall mean any employee pension benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, established or maintained by the Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which the Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees (other than a Multi-Employer Plan, as that term is defined in Section 414(f) of the Internal Revenue Code as currently in effect).

         "PLEDGE AGREEMENT" has the meaning assigned to such term in Section
8.28.

         "PREPAYMENT LIBOR" has the meaning assigned to such term in Section 3.3(d).

         "PRIME RATE" shall mean the higher of (i) the per annum rate equal to the Fed Funds Rate plus one and one-half percent (1.5%) or (ii) that interest rate established from time to time by the Agent as the Agent's so-called "prime" rate (or equivalent rate otherwise named), whether or not such rate is publicly announced; the Prime Rate may not necessarily be the lowest interest rate charged by Agent for commercial or other extensions of credit.

         "PRIME RATE LOANS" shall mean those loans described in Section 3.1(b) hereof on which the Borrower shall pay interest at the rate based on the Prime Rate.

         "PURCHASE AGREEMENT" has the meaning assigned to such term in the recitals to this Agreement.

         "PURCHASE DATE" shall have the meaning assigned to such term in Section 3.1(i).

         "QUALIFYING SUB-DEBT ISSUANCE" shall mean the sale and issuance by the Borrower after the Closing Date of Subordinated Indebtedness in the aggregate principal amount of at least $100,000,000 having terms which are set forth on
Schedule 1.1 hereto.

         "QUOTED RATE" shall have the meaning assigned to such term in Section 3.1(i).

         "RATABLE PORTION" or "Ratable Share" shall mean, in respect of any Bank, the quotient (expressed as a percentage) obtained at any time by dividing such Bank's Commitment at such time by the Total Commitment Amount.

         "RATE CONTINUATION" shall mean a continuation of LIBOR Loans having a particular Interest Period as LIBOR Loans having an Interest Period of the same duration pursuant to Section 3.1(h).

         "RATE CONVERSION" refers to a conversion pursuant to Section 3.1(h) of Loans of one Type into Loans of another Type and, with respect to LIBOR Loans, from one permissible Interest Period to another permissible Interest Period.

         "RATE CONVERSION/CONTINUATION REQUEST" shall have the meaning assigned to such term in Section 3.l(h).

         "RECEIVABLE" shall mean a claim for moneys due or to become due, whether classified as a contract right, account, chattel paper, instrument, general intangible or otherwise.

         "REDUCTION NOTICE" shall mean a notice for a request for the reduction in the Total Commitment Amount pursuant to Section 3.2(a) in the form of Exhibit E hereto.

         "REGULATORY CHANGE" shall mean, as to any Bank, any change in United States federal, state or foreign Laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental authority charged with the interpretation or administration thereof.

         "REIMBURSEMENT AGREEMENT" shall mean any reimbursement agreement in respect of any Letter of Credit.

         "RELATED WRITING" shall mean any assignment, Security Agreement, Patent Agreement, other Security Document, note (including the Notes), guaranty (including the Guaranties of Payment), subordination agreement (including, without limitation, subordination provisions contained in documents evidencing or governing Subordinated Indebtedness), Reimbursement Agreement, financial statement, certificate, audit report or other writing furnished by the Borrower, the Subsidiary Guarantors or any of their officers to the Banks pursuant to or otherwise in connection with this Agreement.

         "REPORTABLE EVENT" shall mean a reportable event as that term is defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended, except actions of general applicability by the Secretary of Labor under
Section 110 of such Act.

         "REQUEST AMOUNT" has the meaning assigned to such term in Section
3.2(b).

         "RESERVE PERCENTAGE" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities".

         "RESTRICTED ACQUISITION" shall mean and include (i) any acquisition, on a going concern basis (whether by purchase, lease or otherwise) of any real property, personal property and/or business operated by any Person who is not a Domestic Subsidiary of the Borrower, and (ii) any acquisition (by stock purchase, merger or otherwise) of a majority of the outstanding equity or other similar interests in any such Person, which, as to any transaction described in either (i) or (ii), after giving effect thereto, would cause the Borrower or any of its Subsidiaries to engage in any business, the general nature of which would be substantially different from the general nature of the respective businesses engaged in by the Borrower and its Subsidiaries on the date hereof; provided, however, that the Borrower's (or a Subsidiary Guarantor's) acquisition of MTD's Automotive Group pursuant to the Purchase Agreement shall not be deemed to be a Restricted Acquisition.

         "REVOLVING CREDIT BORROWING" shall mean a group of Revolving Credit Loans of a single Type, made by the Banks on a single date and as to which, as to LIBOR Loans, a single Interest Period is in effect (I.E. any group of Revolving Credit Loans made by the Banks having a different Type, or, as to LIBOR Loans, having a different Interest Period [regardless of whether such Interest Period commences on the same date as another Interest Period], or made on a different date shall be considered to comprise a different Revolving Credit Borrowing).

         "REVOLVING CREDIT FACILITY" shall mean the revolving credit established by the Banks in favor of the Borrower hereby in the maximum principal amount of the Total Commitment Amount.

         "REVOLVING CREDIT LOAN" shall mean a Loan by a Bank to the Borrower pursuant to Section 3.1(a), and refers to a Prime Rate Loan or a LIBOR Loan.

         "REVOLVING CREDIT NOTE" shall mean a note executed and delivered pursuant to Section 3.l(c) hereof.

         "RISK PARTICIPATION EXPOSURE" shall mean, with respect to any Bank, at any time of determination, such Bank's LC Exposure.

         "RISK PARTICIPATION FEE" shall mean the fee payable to the Banks pursuant to Section 3.4(c).

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITY AGREEMENT" shall have the meaning assigned to such term in
Section 6.2(k).

         "SECURITY DOCUMENTS" shall mean the Security Agreements, the Patent Agreements, the Pledge Agreement, related financing statements and each other document pursuant to which any Lien or security interest is granted by any Obligor to the Agent as security for any of the Obligations or perfected.

         "SENIOR FUNDED DEBT" shall mean, as at the date of any determination, and on a Consolidated basis, an amount equal to (i) Total Funded Debt outstanding on such date, minus (ii) the principal amount of any Subordinated Indebtedness outstanding on such date.

         "SENIOR LEVERAGE RATIO" shall mean, as of the end of any Fiscal Quarter, the ratio of (i) Senior Funded Debt outstanding on such Fiscal Quarter end to (ii) Trailing EBITDA as of such Fiscal Quarter end.

         "SUBORDINATED INDEBTEDNESS" shall mean the Qualifying Sub-Debt Issuance and any other Indebtedness which has been subordinated to the Obligations in right and time of payment upon terms which are satisfactory to the Majority Banks in their good faith and prudent reasonable judgment, which terms may, in the Majority Banks' determination, include (without limitation) limitations or restrictions on the right of the holder of such Indebtedness to receive payments and exercise remedies.

         "SUBSIDIARY" shall mean an existing or future corporation, limited liability company or other entity more than fifty percent (50%) of the outstanding capital stock, membership or other equity interests or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned at the time in question by an Obligor or by any Subsidiary of an Obligor or by any combination of Obligors.

         "SUBSIDIARY GUARANTOR" shall mean each Domestic Subsidiary of the Borrower existing on or after the Closing Date which becomes a Guarantor of the Obligations pursuant to Section 6.2 or Section 8.8, collectively being the "Subsidiary Guarantors".

         "SWINGLINE ADVANCE NOTICE" shall have the meaning assigned to such term in Section 3.1(i).

         "SWINGLINE FACILITY" shall mean a discretionary line of credit offered to the Borrower by the Agent in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000).

         "SWINGLINE LOAN" has the meaning assigned to such term in Section
3.1(i).

         "SWINGLINE NOTE" has the meaning assigned to such term in Section
3.1(c).

         "SWINGLINE PARTICIPATION AMOUNT" shall have the meaning assigned to such term in Section 3.1(i).

         "TAXES" has the meaning assigned to such term in Section 3.9(a).

         "TOTAL COMMITMENT AMOUNT" shall mean the amount Two Hundred Ten Million Dollars ($210,000,000), as such amount may be reduced pursuant to Section 3.2(a), Section 8.9 or Article 11, as the case may be, or increased pursuant to
Section 3.2(b).

         "TOTAL LEVERAGE RATIO" shall mean, as of the end of any Fiscal Quarter, the ratio of (i) Total Funded Debt outstanding on such Fiscal Quarter end to
(ii) Trailing EBITDA as of such Fiscal Quarter end.

         "TOTAL FUNDED DEBT" shall mean, as at the date of any determination, and on a Consolidated basis, the principal amount of any and all outstanding Indebtedness of the Borrower and its Subsidiaries at such date, including, without limitation, the outstanding Obligations of the Borrower and the Subsidiary Guarantors to the Banks under this Agreement at such date and any other Bank Debt at such date.

         "TRAILING EBITDA" shall mean, as of the end of any Fiscal Quarter, EBITDA for such Fiscal Quarter, plus EBITDA for the three (3) immediately preceding Fiscal Quarters; provided, however, that for the purposes only of computing the Senior Leverage Ratio and the Total Leverage Ratio from and after the consummation of an Obligor's acquisition of an Acquired Business:

         (a) Trailing EBITDA computed as of the end of the Fiscal Quarter ending immediately following the date of such consummation, and as of the end of each of the next three (3) succeeding Fiscal Quarters, shall include the Acquired Business EBITDA of such Acquired Business for the period covered by such computation of Trailing EBITDA, as if such Acquired Business had been, as the case may be, a Subsidiary of, or part of the business assets of, the Borrower or a Subsidiary during such period, and

         (b) in addition to clause (a), above, if the Acquired Business is the Automotive Group of MTD, so long as an Obligor's acquisition thereof has occurred on or prior to the end of any of the following Fiscal Quarters, in computing Trailing EBITDA as of such date:

         (i) as of the end of the Fiscal Quarter ending October 31, 1999, the amount otherwise obtained pursuant to this definition shall be increased by $6,562,000,

         (ii) as of the end of the Fiscal Quarter ending January 31, 2000, the amount otherwise obtained pursuant to this definition shall be increased by $4,921,500,

         (iii) as of the end of the Fiscal Quarter ending April 30, 2000, the amount otherwise obtained pursuant to this definition shall be increased by $3,281,000, and

         (iv) as of the end of the Fiscal Quarter ending July 31, 2000, the amount otherwise obtained pursuant to this definition shall be increased by $1,640,500.

         "TRAILING CONSOLIDATED INTEREST EXPENSE" shall mean, as of the end of any Fiscal Quarter, Consolidated Interest Expense for such Fiscal Quarter, plus Consolidated Interest Expense for the three (3) immediately preceding Fiscal Quarters.

         "TYPE" shall mean, when used in respect of any Revolving Credit Loan, LIBOR or Prime Rate as applicable to such Loan.

         "UNUSED COMMITMENT" shall mean, as to each Bank, as of any date, an amount equal to (i) such Bank's Commitment on such date, MINUS (ii) the aggregate of (a) the aggregate unpaid principal amount of all Revolving Credit Loans of such Bank on such date, and (b) such Bank's Risk Participation Exposure on such date.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

         SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided, however, that, for purposes of determining satisfaction of the financial tests set forth in the definitions of Applicable LIBOR Percentage, Applicable Prime Rate Percentage, and Applicable Fee Percentage, Consolidated Net Worth and Consolidated Net Pre-Tax Earnings and compliance with the covenants set forth in Article 8, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles as in effect on the date of this Agreement and in all cases shall be applied on a basis consistent with those applied in the preparation of the audited financial statements referred to in Section 9.5.

                                    ARTICLE 2
                           AMOUNT AND NATURE OF CREDIT

         SECTION 2.1 AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions set forth in this Agreement, each of the Banks hereby establishes a facility pursuant to which Revolving Credit Loans shall be available to the Borrower on a revolving credit basis in an amount, in the aggregate as to all of the Banks, not to exceed the Total Commitment Amount, of which (i) an amount not to exceed the LC Sublimit shall be available for the issuance of Letters of Credit and (ii) an amount not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate shall be available under the Swingline Facility.

         SECTION 2.2 PURPOSE OF FACILITY. The Borrower shall use the proceeds of Revolving Credit Loans hereunder (a) to repay sums owing to the "Banks" and the "Agent" under and pursuant to the Existing Credit Agreement, including, without limitation, obligations in respect of letters of credit outstanding thereunder,
(b) to acquire (or fund a Subsidiary Guarantor's acquisition of) the assets of the Automotive Group of MTD pursuant to the Purchase Agreement, (c) for the general corporate working capital purposes of the Borrower and its Subsidiaries and (d) for other general corporate purposes, including, without limitation, but subject to the terms and conditions hereinafter set forth, the acquisition of other businesses. The Borrower shall use the Letters of Credit for the purposes set forth in Article 5 and for general corporate purposes of the Borrower and its Subsidiaries.

                                    ARTICLE 3
                                      LOANS

         SECTION 3.1 REVOLVING CREDIT LOANS.

         (a) REVOLVING CREDIT LOANS. Subject to the terms and provisions of this Agreement, each Bank severally agrees to make Revolving Credit Loans to the Borrower in respect of the Revolving Credit Facility from time to time during the Commitment Period up to such Bank's respective Commitment; provided, however, that in no event at any time shall the aggregate principal amount of all Revolving Credit Loans then outstanding, plus the aggregate Risk Participation Exposure then existing, PLUS the aggregate unpaid principal balance of all Swingline Loans then outstanding, be in excess of the Total Commitment Amount. Within the limits set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

         (b) REVOLVING CREDIT BORROWINGS.

         (i) Subject to the terms and conditions set forth in this Agreement, the Borrower shall have the option to request Revolving Credit Borrowings in respect of the Revolving Credit Facility, comprised of (A) Prime Rate Loans maturing on or before the last day of the Commitment Period, in aggregate amounts of not less than Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) or any integral multiple thereof or (B) LIBOR Loans maturing on the last day of the Interest Period applicable thereto in aggregate amounts of not less than Three Million Dollars ($3,000,000), or additional increments of One Million Dollars ($1,000,000) or any integral multiple thereof.

         (ii) The Borrower may request more than one Revolving Credit Borrowing on any Banking Day; provided, however, that if on the same Banking Day the Borrower requests two or more Revolving Credit Borrowings which are comprised of LIBOR Loans, each such Revolving Credit Borrowing of LIBOR Loans shall have an Interest Period which is different in duration from the Interest Periods in respect of the other such Revolving Credit Borrowings of LIBOR Loans.

         (iii) The Borrower shall not request a Revolving Credit Borrowing consisting of LIBOR Loans if, after giving effect to such request, there would be outstanding more than fifteen (15) Revolving Credit Borrowings consisting of LIBOR Loans.

         (c) NOTES.

         (i) The obligation of the Borrower to repay Revolving Credit Loans made by each Bank in respect of the Revolving Credit Facility and to pay interest thereon shall be evidenced by a Revolving Credit Note of the Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, dated the date of this Agreement and payable to the order of such Bank on the last day of the Commitment Period, in the principal amount of its Commitment.

         (ii) (A) The obligation of the Borrower to repay the Swingline Loans and to pay interest thereon shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (the "Swingline Note").

              (B) The Swingline Note issued to the Agent shall be dated the date of this Agreement and payable to the order of the Agent on the last day of the Commitment Period, in the principal amount of the Swingline Facility and shall be entitled to the benefits of this Agreement, the Security Documents and the other Related Writings.

         (iii) The principal amount of the Revolving Credit Loans made by each Bank, and all prepayments thereof and the applicable dates with respect thereto shall be recorded by such Bank from time to time on any ledger or other record of such Bank or such Bank shall record such information by such other method as such Bank may generally employ; provided, however, that failure to make any such record shall in no way detract from the Borrower's obligations under any Note. The aggregate unpaid amount of the Revolving Credit Loans shown on the records of such Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Revolving Credit Note, as the case may be.

         (d) NOTICE OF BORROWING. The obligation of each Bank to make Revolving Credit Loans comprising a Revolving Credit Borrowing under the Revolving Credit Facility is conditioned upon receipt by the Agent of a request by the Borrower not later than 12:00 noon (Cleveland, Ohio time)

(i) on the Banking Day which is the requested date of a proposed Revolving Credit Borrowing comprised of Prime Rate Loans and (ii) on a day which is three
(3) Banking Days prior to the Banking Day which is the requested date of a proposed Revolving Credit Borrowing comprised of LIBOR Loans (except that the Revolving Credit Borrowing requested on the Closing Date may be comprised of LIBOR Loans so long as each of the Banks shall have agreed to make LIBOR Loans on the Closing Date without the notice required by this Section 3.l(d) and the Borrower shall have agreed in a writing satisfactory in form and substance to the Agent to indemnify the Banks in respect of any loss suffered by reason of such accommodation). Each such request (a "Notice of Borrowing") shall be transmitted by the Borrower to the Agent by telecopier or such other means as the Agent agrees to in writing, substantially in the form of Exhibit C, specifying therein the requested (A) date of the Revolving Credit Loans comprising such Revolving Credit Borrowing, (B) Type of Revolving Credit Loans comprising such Revolving Credit Borrowing, (C) aggregate amount of such Revolving Credit Loans and (D) in the case of a proposed Revolving Credit Borrowing comprised of LIBOR Loans, the initial Interest Period for such Revolving Credit Loans. The Borrower may give a Notice of Borrowing telephonically so long as written confirmation of such Revolving Credit Borrowing by delivery of written Notice of Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day such telephonic Notice of Borrowing is given. The Agent may rely on such telephonic Notice of Borrowing to the same extent that the Agent may rely on a written Notice of Borrowing. Each Notice of Borrowing and telephonic Notice of Borrowing shall be irrevocable and binding on the Borrower and subject to the indemnification provisions of this
Article 3. The Borrower shall bear all risks related to the giving of a Notice of Borrowing telephonically or by such other method of transmission as the Borrower shall elect. The Agent shall give to each Bank reasonably prompt notice by telecopier on the day received of each such Notice of Borrowing.

         (e) BANKS TO FUND AGENT. Each Bank shall, before the later of one (1) hour after the Agent issues its notice to such Bank of a Notice of Borrowing or 2:00 P.M. (Cleveland, Ohio time) on the date of each Revolving Credit Borrowing, make available to the Agent, in immediately available funds at the account of the Agent maintained at the Payment Office as specified by the Agent to the Banks prior to such date, such Bank's Ratable Portion of the Revolving Credit Loans comprising such Revolving Credit Borrowing. On the date requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Bank's Ratable Portion of such Revolving Credit Borrowing and upon the Borrower's fulfillment of the applicable conditions set forth in this Article 3, the Agent will make the funds of such Bank available to the Borrower at the aforesaid applicable Payment Office.

         (f) AVAILABILITY OF FUNDS. Unless the Agent shall have received notice from a Bank prior to the date (except in the case of Prime Rate Loans, in which case prior to the time) of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's Ratable Portion of the Revolving Credit Borrowing, the Agent may assume that such Bank has made its Ratable Portion of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Section 3.1(e). In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the Borrower on such date a corresponding portion of the Revolving Credit Borrowing. If and to the extent that such Bank shall not have made available to the Agent its Ratable Portion of the Loans to be made as to the Revolving Credit Borrowing, such Bank and the Borrower severally agree to repay to the Agent, immediately upon demand, the corresponding portion of the Revolving Credit Borrowing, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent (i) in the case of the Borrower, at the interest rate applicable at the time to the Revolving Credit Loans comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, at the Fed Funds Rate. If such Bank shall repay to the Agent such corresponding portion of the Revolving Credit Borrowing, the amount so repaid shall constitute such Bank's Ratable Portion as part of such Revolving Credit Borrowing.

         (g) FAILURE OF BANK TO LOAN. The failure of any Bank to make the Loan to be made by it as its Ratable Portion of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Revolving Credit Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Revolving Credit Borrowing.

         (h) RATE CONVERSION AND CONTINUATION. The Borrower shall have the right to cause a Rate Conversion or Rate Continuation in respect of Revolving Credit Loans then outstanding, upon request delivered by the Borrower to the Agent not later than 12:00 noon (Cleveland, Ohio time) (i) on the day which is the Banking Day that the Borrower desires to convert any LIBOR Loans comprising a Revolving Credit Borrowing into Prime Rate Loans so as to comprise a Revolving Credit Borrowing, (ii) on the day that is three (3) Banking Days prior to the Banking Day upon which the Borrower desires to convert any Prime Rate Loans comprising a Revolving Credit Borrowing into LIBOR Loans for a given Interest Period so as to comprise a Revolving Credit Borrowing, (iii) on the day which is three (3) Banking Days prior to the Banking Day upon which the Borrower desires to continue any LIBOR Loans comprising a given Revolving Credit Borrowing as LIBOR Loans for an additional Interest Period of the same duration so as to comprise a Revolving Credit Borrowing, (iv) on the day which is three (3) Banking Days prior to the Banking Day upon which the Borrower desires to convert any LIBOR Loans having a particular Interest Period comprising a Revolving Credit Borrowing into LIBOR Loans having a different permissible Interest Period so as to comprise a Revolving Credit Borrowing, provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                  (A) each Rate Conversion or Rate Continuation shall be funded among the Banks based upon each Bank's Ratable Portion of such converted or continued Revolving Credit Loans comprising a Revolving Credit Borrowing;

                  (B) if less than all the outstanding principal amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Revolving Credit Loans converted or continued shall be (1) in the case of LIBOR Loans, not less than Three Million Dollars ($3,000,000) or additional increments of One Million Dollars ($1,000,000) in excess thereof, and (2) in the case of Prime Rate Loans, not less than Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) in excess thereof;

                  (C) each Rate Conversion or Rate Continuation shall be effected by each Bank by applying the proceeds of the Loan resulting from such Rate Conversion or Rate Continuation to the Loan of such Bank being converted or continued, as the case may be, and the accrued interest on any such Loan (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Bank by the Borrower at the time of such Rate Conversion or Rate Continuation;

                  (D) LIBOR Loans may not be converted or continued at a time other than the end of the Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 3.3(d);

                  (E) Revolving Credit Loans comprising a Revolving Credit Borrowing may not be converted into or continued as LIBOR Loans less than one month prior to the last day of the

         Commitment Period or for an Interest Period which would continue after the last day of the Commitment Period;

                  (F) LIBOR Loans comprising a Revolving Credit Borrowing that cannot be converted into or continued as LIBOR Loans by reason of clause (E) shall be automatically converted at the end of the Interest Period in effect for such LIBOR Loans into Prime Rate Loans comprising a Revolving Credit Borrowing; and

                  (G) in connection with any Rate Conversion or Rate Continuation, no Interest Period can be selected which ends after the date of any reduction in the Total Commitment Amount unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Loans having Interest Periods ending on or prior to the date of such reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such reduction date.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be transmitted by the Borrower to the Agent, by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the effective date of the Rate Conversion or Rate Continuation requested), in substantially the form of Exhibit D hereto, specifying (A) the identity and amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing that the Borrower requests be converted or continued, (B) the Type of Revolving Credit Loans into which such Revolving Credit Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Banking Day) and (D) in the case of Revolving Credit Loans comprising a Revolving Credit Borrowing being converted into or continued as LIBOR Loans, the Interest Period for such LIBOR Loans. The Borrower may make Rate Conversion/Continuation Requests telephonically so long as written confirmation of such Revolving Credit Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day of such telephonic Rate Conversion/Continuation Request. The Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrower and subject to the indemnification provisions of this Article 3. The Borrower shall bear all risks related to its giving any Rate Conversion/Continuation Request telephonically or by such other method of transmission as the Borrower shall elect. The Agent shall promptly deliver on the day received a copy of each such Rate Conversion/Continuation Request to the Banks by telecopier.

         (i) FUNDING OF ADVANCES UNDER SWINGLINE FACILITY. The Borrower at any time may request of the Agent an advance of a Loan under the Swingline Facility (any such Loan made by the Agent pursuant to this Section 3.1(i) being referred to as a "Swingline Loan" and collectively as "Swingline Loans"), each of which Swingline Loans shall be due and payable in full on the date specified in the applicable Notice of Borrowing, which specified date shall not be later than the seventh (7th) day following the date on which such Swingline Loan was advanced; PROVIDED, HOWEVER, that the outstanding principal of Swingline Loans advanced by the Agent shall not at any time exceed the lesser of $15,000,000 or the unused portion of the Total Commitment Amount; and PROVIDED, FURTHER, that the Agent shall not make an advance of a Swingline Loan if the Agent has received prior to such requested Revolving Credit Borrowing (1) a certificate from the Borrower pursuant to and in accordance with Section 8.2(a) that an Incipient Default or Event of Default then exists or (2) a Notice of Borrowing from the Borrower wherein the certification provided therein states that the conditions to the requested Revolving Credit Borrowing have not been satisfied or (3) a written notice from any Bank that the conditions to such Revolving Credit Borrowing have not been satisfied, which notice shall not have been rescinded.

                  (i) REQUEST BY THE BORROWER FOR A SWINGLINE LOAN.

                           (A) Whenever the Borrower desires to incur a
                  Swingline Loan, if the Agent has furnished the Borrower with a "Quoted Rate" (as defined below) therefor, it shall give the Agent, prior to 1:00 P.M. (Cleveland, Ohio time) on the proposed date thereof (which shall be within such period as the Agent shall have specified for such Quoted Rate), written or telephonic notice (each, a "Swingline Advance Notice") thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Agent). Each advance of a Swingline Loan shall be in an original principal amount of not less than Five Hundred Thousand Dollars ($500,000).

                           (B) Whenever the Borrower proposes to submit a Notice
                  of Borrowing with respect to a Swingline Loan it will, prior to submitting such Notice of Borrowing, notify the Agent of its intention and request the Agent to quote a fixed or floating interest rate (the "Quoted Rate") to be applicable thereto prior to the proposed maturity thereof.

                           (C) Without in any way limiting the obligation of the
                  Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Agent in good faith to be from an authorized officer, or designee thereof, of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Agent's record of the terms of such telephonic notice shall be rebuttably presumptive evidence thereof.

                  (ii) DISBURSEMENT OF FUNDS BY THE AGENT; AGENT'S RECORDS. No later than 2:00 P.M. (Cleveland, Ohio time) on the date specified in each Swingline Advance Notice, the Agent promptly will make available to the Borrower by depositing to its account the amount of the borrowing under the Swingline Facility requested to be made on such date. The principal amount of the Swingline Loans made by the Agent, and all prepayments thereof and the applicable dates with respect thereto shall be recorded by the Agent from time to time on any ledger or other record of the Agent or the Agent shall record such information by such other method as the Agent may generally employ; provided, however, that failure to make any such record shall in no way detract from the Borrower's obligations under the Swingline Note. The aggregate unpaid amount of the Swingline Loans shown on the records of the Agent shall be rebuttably presumptive evidence of the principal amount owing and unpaid on the Swingline Note.

                  (iii) SWINGLINE LOANS AS LOANS. Each Swingline Loan for all purposes hereof is a Loan hereunder and shall be subject to all terms and conditions applicable to other Loans except that all payments thereon shall be payable to the Agent solely for its own account (and for the account of the other Banks as provided below).

                  (iv) REFUNDING OF, OR PARTICIPATION IN, SWINGLINE LOANS.

                           (A) If (1) any Swingline Loan is not repaid in full,
                  together with all accrued interest thereon, on or before the maturity date thereof, or (2) any Event of Default exists, and if the Agent has any Swingline Loans owing to it, the Agent in either case may, in its sole and absolute discretion, direct that the Swingline Loans owing to it be refunded by delivering a notice (each a "Notice of Swingline Refunding") to such effect to the Banks and, unless an Event of Default has occurred and is continuing, to the Borrower. Each such Notice of Swingline Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting Revolving Credit Loans consisting of Prime Rate Loans in the amount of the Swingline Loans to which it relates. Each Bank hereby unconditionally agrees (subject to the provisions of paragraphs (b) and (d) below) to make a Revolving Credit Loan to the Borrower in an amount equal to such Bank's Ratable Portion of the aggregate amount of the Swingline Loans to which such Notice of Swingline Refunding relates. Each such Bank shall make the amount of such Revolving Credit Loan available to the Agent in immediately available funds not later than 2:00 P.M. (Cleveland, Ohio time), if such notice is received by such Bank prior to 11:00 A.M. (Cleveland, Ohio time), or not later than 2:00 P.M. (Cleveland, Ohio time) on the next Business Day, if such notice is received by such Bank after such time. The proceeds of such Revolving Credit Loans shall be made immediately available to the Agent and applied by it to repay the principal amount of the Swingline Loans to which such Notice of Swingline Refunding related. The Borrower irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, Revolving Credit Loans made as herein provided in response to a Notice of Swingline Refunding shall constitute Revolving Credit Loans hereunder consisting of Prime Rate Loans.

                           (B) If, prior to the time a Revolving Credit Loan
                  would otherwise have been made as provided above as a consequence of a Notice of Swingline Refunding, one or more of the Banks shall determine that it is legally prohibited from making a Revolving Credit Loan under such circumstances, each Bank (other than the Agent) so prohibited shall, on the date such Revolving Credit Loan would have been made by it (the "Purchase Date"), purchase an undivided participating interest in the outstanding Swingline Loans to which such Notice of Swingline Refunding related, in an amount (the "Swingline Participation Amount") equal to such Bank's Ratable Portion of such Swingline Loans. On the Purchase Date, each such Bank or each such Bank so prohibited, as the case may be, shall pay to the Agent, in immediately available funds, such Bank's Swingline Participation Amount, and promptly upon receipt thereof the Agent shall, if requested by such other Bank, deliver to such Bank a participation interest in such Swingline Loan and its Swingline Participation Amount in respect thereof. If any amount required to be paid by a Bank to the Agent pursuant to the above provisions in respect of any Swingline Participation Amount is not paid on the date such payment is due, such Bank shall pay to the Agent on demand interest on the amount not so paid at the Fed Funds Rate from the due date until such amount is paid in full.

                           (C) Whenever, at any time after the Agent has
                  received from any other Bank such Bank's Swingline Participation Amount, the Agent receives any payment from or on behalf of the Borrower on account of the related Swingline Loans, the Agent will promptly distribute to such Bank its Ratable Share of such payment on account of its Swingline Participation Amount (appropriately adjusted, in the case of interest payment, to reflect the period of time during which such Bank's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed to it by the Agent.

                           (D) Each Bank's obligation to make Revolving Credit
                  Loans and/or purchase participations in connection with a Notice of Swingline Refunding (which shall in all events be within such Bank's unutilized Commitment, taking into account all outstanding participations in connection with Swingline Loan refundings) shall be subject to the conditions that

                  (1) such Bank shall have received a Notice of Swingline Refunding complying with the provisions hereof; and

                  (2) at the time the Swingline Loans which are the subject of such Notice of Swingline Refunding were made, the Agent had no actual written notice from another Bank that an Event of Default had occurred and was continuing;

but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Agent, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any other person, for any reason whatsoever; (B) the occurrence or continuance of a Incipient Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon any Obligor; (D) any breach of this Agreement or any Related Writing by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

    SECTION 3.2 OPTIONAL REDUCTIONS; TERMINATION OF COMMITMENTS; EXTENSION OF COMMITMENT PERIOD.

         (a) The Borrower may, at any time and without payment of premium or penalty except as set forth in Section 3.3, terminate in whole or from time to time in part reduce the Total Commitment Amount of the Banks by delivering to the Agent, not later than 12:00 noon (Cleveland, Ohio time) three (3) Banking Days immediately preceding the effective date of the reduction, a notice of such reduction (a "Reduction Notice"), in the form of Exhibit E hereto, stating the amount by which the Total Commitment Amount is to be reduced and the effective date of such reduction. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or any integral multiple of $1,000,000 in excess thereof (provided that if the Reduction Notice is delivered pursuant to clause (iii) of Section 8.9(c), the reduction shall be in the amount specified in such Reduction Notice) and (ii) each such reduction shall be in an amount such that the Total Commitment Amount, as so reduced, is not less than an amount equal to the aggregate of (A) the aggregate principal amount of the Revolving Credit Loans then outstanding hereunder, PLUS (B) the aggregate Risk Participation Exposure, PLUS (C) the aggregate principal amount of Swingline Loans then outstanding hereunder. The Borrower shall not be permitted to reduce the Total Commitment Amount unless, concurrently with any reduction, the Borrower shall make a principal payment on each Bank's then outstanding Revolving Credit Loans in an amount equal to the excess, if any, of such Revolving Credit Loans, PLUS the aggregate Risk Participation Exposure, PLUS its participation in such Swingline Loans, OVER the Commitment of such Bank as so reduced. The Agent shall promptly notify each Bank of its proportionate amount and the date of each such reduction. From and after each such reduction, the Commitment Fees payable hereunder shall be calculated upon the Commitments of the Banks as so reduced. Each reduction of the aggregate Commitments shall be made among the Banks in accordance with their respective Ratable Portions and shall be allocated ratably to the Total Commitment Amount. Any partial reduction in the Total Commitment Amount shall be irrevocable and effective during the remainder of the Commitment Period. If the Borrower terminates in whole the Commitments of the Banks, on the effective date of such termination (the Borrower having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest (if any) and Commitment Fees accrued and unpaid and all other amounts due to the Agent or the Banks hereunder, including, without limitation, the satisfaction of all Obligations in respect of Letters of Credit), all of the Notes outstanding shall be delivered to the Agent marked "Canceled" and redelivered to the Borrower.

         (b) If the Borrower theretofore has reduced the Total Commitment Amount pursuant to Section 3.2(a), above, other than a reduction thereunder pursuant to
Section 8.9(c), the Borrower may, at its option at any time, but only one (1) time, request an increase in the Total Commitment Amount (but in no event an increase which would cause the Total Commitment Amount to exceed $210,000,000) pursuant to the following terms and conditions:

         (i) The Borrower's request for such increase in the Total Commitment Amount shall be delivered to the Agent in writing (an "Increase Request") and shall state the amount by which the Total Commitment Amount is requested to be increased (the "Request Amount"). The Request Amount shall be in an amount of not less than Ten Million Dollars ($10,000,000) or any integral multiple of Five Million Dollars ($5,000,000) in excess thereof, but shall not be more than an amount equal to $210,000,000, MINUS the Total Commitment Amount then in effect. The Agent shall forward a copy of the Increase Request to each of the Banks promptly following receipt; and each Bank may, in its sole and absolute discretion, agree or not agree to increase its Commitment by an amount equal to some or all of its Ratable Share of the Request Amount. The Banks shall endeavor to respond in writing to the Increase Request within thirty (30) days following the date on which the Increase Request is delivered to the Agent; provided, however, that if any Bank shall fail to deliver its response to the Agent within such 30 day period, such Bank shall be deemed to have rejected any increase whatsoever in its then current Commitment.

         (ii) If any Bank rejects (in whole or in part), or is deemed to have rejected in whole, an increase in its Commitment equal to such Bank's Ratable Share of the full Request Amount (the amount by which each such Bank's Ratable Share of the full Request Amount exceeds the amount, if any, by which such Bank agrees in writing to increase its Commitment pursuant to this Section 3.2(b) being the "Commitment Shortfall" of such Bank), the Borrower may, at its option, induce another bank or banks to become a "Bank" hereunder having, as its or their aggregate Commitment(s), all or a portion of the aggregate of the Commitment Shortfalls of all of the Banks, so long as (A) the Agent consents to such other bank(s), which consent shall not be unreasonably withheld;
         (B) the Commitment of each such other bank(s) would not be less than $5,000,000; and (C) the other bank(s) shall agree in writing to become a "Bank" party to this Agreement.

         (iii) Upon completion of the foregoing procedures, the Agent shall promptly notify each Bank of its Commitment, after giving effect to the increase, if any, provided for above; and, subject to Article 7, such increase shall be effective at such time as the Agent has confirmed to the Borrower and the Banks in writing that the Borrower and the Subsidiary Guarantors have executed and delivered to the Agent and the Banks (and if appropriate, cause to be filed) such amendments, replacements, confirmations and additions to the Notes, the Security Documents and the other Related Writings as the Agent or the Banks may request.

         (iv) No fee or other charge shall be payable by the Borrower to the Banks for an increase pursuant to this Section 3.2(b), other than (A) reimbursement of costs and expenses of the Banks and the Agent in connection with such increase pursuant to Section 14.4 and (B) sums, if any, paid by the Borrower to any other bank to induce it to become a "Bank" hereunder pursuant to paragraph (ii), above.

         (c) The Borrower may, during the sixty (60) day period which precedes each anniversary of the Closing Date (other than any such anniversary which is less than twelve (12) months prior to the last day of the then current Commitment Period, request in writing that the Commitment Period be extended one
(1) year to the anniversary date next following the last day of the Commitment Period then in effect, which request shall be addressed to the Agent on behalf of the Banks. The Agent shall promptly deliver a copy of each such request to each of the Banks. The Banks agree to give consideration to each such request and to respond in writing to the Borrower affirmatively or negatively as to such request no later than sixty (60) days after such request is received by the Agent. No Bank shall be obligated to grant the Borrower any such extension, and unanimous written consent of all the Banks shall be required to extend the Commitment Period. In the event of the failure of any of the Banks to so respond affirmatively or negatively in writing within such sixty (60) day period, such request for extension shall be deemed to have been denied. If any such extension is granted by the Banks, the Obligors shall execute and deliver (and if requested by the Majority Banks or the Agent, cause to be filed for record) such modifications and supplements to the Related Writings and such additional Related Writings as the Majority Banks or the Agent may request.

         SECTION 3.3 REPAYMENTS AND PREPAYMENTS; PREPAYMENT COMPENSATION.

         (a) REPAYMENT. The Borrower shall repay to the Agent for the account of the Banks the outstanding principal amount of the Revolving Credit Loans under the Revolving Credit Facility and the accrued and unpaid interest, Commitment Fees and any other amounts owing to the Banks, or any thereof, under this Agreement on the last day of the Commitment Period or upon acceleration pursuant to Section 11.1 or 11.2.

         (b) PERMITTED PREPAYMENTS. Except as set forth in Section 3.3(d), the Borrower may prepay, without penalty or premium, not later than 12:00 noon (Cleveland, Ohio time): (i) in the case of any LIBOR Loan, at least three (3) Banking Days' notice to the Agent prior to the date fixed for such prepayment;
(ii) in the case of any Prime Rate Loan, upon notice to the Agent not later than 12:00 noon (Cleveland, Ohio time) on the date fixed for such prepayment; and
(iii) in the case of any Swingline Loan, upon notice to the Agent not later than 12:00 noon (Cleveland, Ohio time) on the date fixed for such prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, and, upon such notice, shall prepay the outstanding aggregate principal amount of the Revolving Credit Loans comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of Three Million Dollars ($3,000,000) or additional increments of One Million Dollars ($1,000,000) in excess thereof, (y) each partial prepayment of Prime Rate Loans shall be in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) in excess thereof, and (z) each partial prepayment of Swingline Loans shall be in an aggregate principal amount of at least Five Hundred Thousand Dollars ($500,000). Any prepayment of any LIBOR Loans made on other than the last day of an Interest Period shall obligate the Borrower to reimburse the Banks in respect thereof pursuant to Section 3.3(d). Upon receipt by the Agent of a notice pursuant to this Section 3.3(b), the Agent shall promptly forward a copy of such notice, by telecopier in the case of a prepayment of LIBOR Loans comprising Revolving Credit Borrowing, to each of the Banks.

         (c) MANDATORY PREPAYMENTS.

                  (i) If on any Banking Day the aggregate outstanding amount of the Revolving Credit Loans under the Revolving Credit Facility PLUS the aggregate Risk Participation Exposures PLUS the aggregate outstanding amount of Swingline Loans advanced to the Borrower exceeds the Total Commitment Amount then in effect, the Borrower shall on such day prepay an aggregate principal amount of the related Revolving Credit Loans in an amount at least equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid, to the Agent for the account of each of the Banks ratably in accordance with their Commitments; and

                  (ii) If as of the end of any Fiscal Quarter, the Senior Leverage Ratio is equal to or greater than 3.50 to 1, then within forty-five (45) days following the end of such Fiscal Quarter, the Borrower shall prepay to the Agent, for application to the Revolving Credit Loans, an amount equal to Excess Cash Flow for such Fiscal Quarter; and

                  (iii) If as of the end of any Fiscal Quarter, the Senior Leverage Ratio is equal to or greater than 3.50 to 1, then, on the date on which the Borrower or any Subsidiary of the Borrower, as the case may be, receives any sum described in (A) or (B), below, the Borrower shall prepay to the Agent, for application to the Revolving Credit Loans, an amount equal to one hundred percent (100%) of (A) the aggregate amount of all equity capital paid into the Borrower or any Subsidiary of the Borrower, on a Consolidated basis, during the immediately succeeding Fiscal Quarter and (B) the proceeds of all Subordinated Debt issued by the Borrower or any Subsidiary of the Borrower during the immediately succeeding Fiscal Quarter; and

                  (iv) If as of the end of any Fiscal Quarter, the Senior Leverage Ratio is less than 3.50 to 1, then , on the date on which the Borrower or any Subsidiary of the Borrower, as the case may be, receives any sum described in (A) or (B), below, the Borrower shall prepay to the Agent, for application to the Revolving Credit Loans, an amount equal to fifty percent (50%) of (A) the aggregate amount of all equity capital paid into the Borrower or any Subsidiary of the Borrower, on a Consolidated basis, during the immediately succeeding Fiscal Quarter and (B) the proceeds of all Subordinated Debt issued by the Borrower or any Subsidiary of the Borrower during the immediately succeeding Fiscal Quarter.

Any prepayment of any LIBOR Loans made pursuant to this Section 3.3(c) on other than the last day of an Interest Period shall obligate the Borrower to reimburse the Banks in respect thereof pursuant to Section 3.3(d).

         (d) PREPAYMENT COMPENSATION FOR LIBOR LOANS. In any case of prepayment of any LIBOR Loans comprising a Revolving Credit Borrowing, the Borrower agrees that if Adjusted LIBOR as determined as of 11:00 a.m. London time, two (2) Banking Days prior to the date of prepayment of any LIBOR Loans comprising a Revolving Credit Borrowing (hereafter, "Prepayment LIBOR") shall be lower than the last Adjusted LIBOR previously determined for those LIBOR Loans comprising a Revolving Credit Borrowing with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then the Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, compensation for such prepayment measured by a rate (the "LIBOR Prepayment Compensation Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR, the Agent shall apply a rate equal to Adjusted LIBOR for a deposit approximately equal to the amount of such prepayment which would be applicable to an Interest Period commencing on the date of such prepayment and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such prepayment is to be made. The LIBOR Prepayment Compensation Rate shall be applied to all or such part of the principal amounts of the Notes as related to the LIBOR Loans to be prepaid, and the prepayment compensation shall be computed for the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loans, which are to be prepaid, were made. In the event the Borrower cancels a Notice of Borrowing with respect to a Revolving Credit Borrowing comprised of LIBOR Loans subsequent to the delivery to the Agent of such notice, such cancellation shall be treated as a prepayment as to which the Banks shall be entitled to the aforementioned prepayment compensation for the full Interest Period which would have been in effect had such Notice of Borrowings not been canceled; provided that, in such case, Prepayment LIBOR shall be measured on the date on which the Agent receives notice of cancellation and not two (2) Banking Days prior thereto.

         SECTION 3.4 FEES.

         (a) COMMITMENT FEE. The Borrower agrees during the Commitment Period to pay to each Bank, through the Agent, at the dates specified herein, an unused commitment fee (a "Commitment Fee") at a rate per annum, determined on a daily basis, equal to the Applicable Fee Percentage for Commitment Fees from time to time in effect as determined pursuant to Section 3.4(b) on the Unused Commitment of such Bank in respect of the Revolving Credit Facility, determined on a daily basis. Such Commitment Fee shall be payable in arrears on each August 1, November 1, February 1 and May 1, commencing November 1, 1999, in respect of the immediately preceding Accrual Period and on the earlier date on which the Commitment of such Bank shall be terminated or assigned in whole.

         (b) DETERMINATION OF APPLICABLE FEE PERCENTAGE. So long as no Event of Default shall exist, the Applicable Fee Percentage shall be adjusted as herein specified as of the first day of the Commitment Period and thereafter as of each Fee Adjustment Date, commencing with the Fee Adjustment Date on February 1, 2000, by reference to (A) the financial statements required by Section 8.1(a) or
Section 8.1(b), as the case may be, for the period ending as of the Fee Determination Date for such Fee Adjustment Date and (B) a certificate complying with Section 8.1(c)(ii) certifying the Borrower's Total Leverage Ratio as of such Fee Determination Date. As of any such Fee Adjustment Date, the Applicable Fee Percentage for Commitment Fees shall be the Applicable Fee Percentage therefor indicated in the definition of the term "Applicable Fee Percentage" corresponding to the Borrower's Total Leverage Ratio as of the Fee Determination Date for such Fee Adjustment Date. Any such adjustment of the Applicable Fee Percentage shall cease to be effective from the earlier of the next Fee Adjustment Date or the date on which an Event of Default shall occur. Notwithstanding anything to the contrary contained in the foregoing, upon and during the continuance of an Event of Default (but without waiving such Event of Default or limiting any right or remedy of the Banks or the Agent in respect thereof), the Applicable Fee Percentage shall immediately revert to fifty (50) Basis Points per annum.

         (c) RISK PARTICIPATION FEE. The Borrower shall pay to the Letter of Credit Bank, and the Letter of Credit Bank shall share with the Banks, on a pro rata basis based on their respective Ratable Portions, a risk participation fee (the "Risk Participation Fee") in an amount equal to the per annum rate equal to the Applicable LIBOR Percentage in effect pursuant to Section 3.5(b), TIMES the daily average amount of all Letters of Credit outstanding during each Accrual Period. The Borrower shall pay the Risk Participation Fees to the Letter of Credit Bank, and upon receipt the Letter of Credit Bank shall pay such Risk Participation Fees to the Agent for the account of the Banks, on the last day of each Accrual Period, commencing with the Accrual Period ending October 31, 1999.

         (d) FEES NONREFUNDABLE. All fees set forth in this Section 3.4 and closing fees payable pursuant to Sections 6.1 and 6.2 shall be paid on the date due, in immediately available funds, to the

Agent for distribution, if and as appropriate, to the Banks and, once paid, none of such fees shall be refundable under any circumstances.

         SECTION 3.5 INTEREST.

         (a) REGULAR INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full at the following times and rates per annum:

                  (i) PRIME RATE LOANS. During such periods as a Revolving Credit Loan is a Prime Rate Loan, a rate per annum equal at all times to the Prime Rate, plus the Applicable Prime Rate Percentage in effect from time to time, payable quarterly, in arrears, on the last day of each Accrual Period and on the date such Prime Rate Loan shall be converted or paid in full and at maturity (whether by reason of acceleration or otherwise).

                  (ii) LIBOR LOANS. During such periods as a Revolving Credit Loan is a LIBOR Loan, a rate per annum equal to the sum of the Adjusted LIBOR, plus the Applicable LIBOR Percentage in effect from time to time during the Interest Period of such LIBOR Loan, in accordance with
         Section 3.1(h), payable (A) on the last day of each Interest Period and
         (B) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period and (C) on the date such LIBOR Loan shall be converted to a Prime Rate Loan or to a LIBOR Loan of a different Interest Period or paid in full and at maturity (whether by reason of acceleration or otherwise).

         (b) APPLICABLE LIBOR PERCENTAGE; APPLICABLE PRIME RATE PERCENTAGE; TERMS OF ADJUSTMENT.

                  (i) COMMENCEMENT; CONDITIONS. So long as no Event of Default shall exist, the Applicable LIBOR Percentage and the Applicable Prime Rate Percentage shall be adjusted as herein specified as of the first day of the Commitment Period and thereafter as of each Interest Adjustment Date, commencing with the Interest Adjustment Date on February 1, 2000, by reference to (A) the financial statements required by Section 8.1(a) or Section 8.1(b) for the period ending as of the Interest Determination Date for such Interest Adjustment Date and (B) a certificate complying with Section 8.l(c)(ii) certifying the Borrower's Total Leverage Ratio as of such Interest Determination Date.

                  (ii) CALCULATION AND DURATION OF ADJUSTMENT. On each Interest Adjustment Date the Applicable LIBOR Percentage and the Applicable Prime Rate Percentage shall be the percent per annum in Basis Points indicated in the definitions of the terms "Applicable LIBOR Percentage" and "Applicable Prime Rate Percentage" corresponding to the Borrower's Total Leverage Ratio as of the Interest Determination Date for such Interest Adjustment Date. Notwithstanding anything to the contrary contained in the foregoing, upon and during the continuance of an Event of Default, but without waiving such Event of Default or limiting any right or remedy of the Banks or the Agent in respect thereof, (A) the Applicable LIBOR Percentage shall immediately revert to Two Hundred Seventy-five (275) Basis Points if a Qualifying Sub-Debt Issuance has not occurred and Two Hundred Fifty (250) Basis Points if a Qualifying Sub-Debt Issuance has occurred, and (B) the Applicable Prime Rate Percentage shall immediately revert to One Hundred Seventy-five (175) Basis Points.

         (c) INTEREST ON UNPAID OBLIGATIONS; INTEREST UPON EVENT OF DEFAULT. If any principal, interest or fees or other sum due under this Agreement shall not be paid when due, or if any Revolving Credit Note or the Swingline Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained (and without waiving any Event of Default resulting therefrom or limiting any right or remedy of the Banks or the Agent in respect thereof), the principal thereof and the unpaid interest and fees thereon, or such fees or other sum shall bear interest, payable on demand, at the Increased Rate from time to time in effect in respect of such Loan or other Obligation. The Borrower acknowledges that this calculation will result in the accrual of interest on interest and the Borrower expressly consents and agrees to this provision. In addition, notwithstanding anything to the contrary contained in this Agreement, upon and during the continuance of an Event of Default, but without waiving such Event of Default or limiting any right or remedy of the Banks or the Agent in respect thereof all of the Obligations shall bear interest at the Increased Rate.

         (d) INTEREST RATE DETERMINATION.

                  (i) AGENT DETERMINATION; NOTICE. The Agent shall determine the Prime Rate and Adjusted LIBOR in accordance with the definitions of Prime Rate, LIBOR Rate and Adjusted LIBOR set forth in Section 1.1. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of
         Section 3.5(a)(i) or (ii).

                  (ii) FAILURE OF BORROWER TO ELECT. If no Interest Period is specified in any Notice of Borrowing for any LIBOR Rate Loans comprising a Revolving Credit Borrowing, the Borrower shall be deemed to have selected instead Prime Rate Loans. If the Borrower shall not have given notice in accordance with Section 3.1(h) to continue any LIBOR Rate Loans comprising a Revolving Credit Borrowing into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 3.1(h) to convert such Loans), subject to the limitations set forth in Section 3.1(h), such LIBOR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically shall be converted to (or, as the case may be, continued as) LIBOR Rate Loans having an interest Period of one (1) month, provided that if such limitations of Section 3.1(h) would not be complied with, such LIBOR Rate Loans automatically shall be converted to Prime Rate Loans.

         SECTION 3.6 PAYMENTS AND COMPUTATIONS.

          (a) PAYMENTS. The Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Revolving Credit Loans, not later than 11:00 A.M. (Cleveland, Ohio time) on the day when due in dollars to the Agent in immediately available funds by deposit of such funds to the Agent's account maintained at the Payment Office. Payments received after 12:00 noon (Cleveland, Ohio time) on any day shall be deemed to have been received on the next succeeding Banking Day. The Agent will promptly thereafter, on the same Banking Day, cause to be distributed like funds relating to the payment of principal, interest, Commitment Fees or other fees or other amounts which may be received in respect of the Obligations of the Borrower under this Agreement ratably (other than amounts payable pursuant to the express terms of this Agreement solely to the Agent or the Letter of Credit Bank, as the case may be) to each of the Banks for the account of its respective Lending Office, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office. The funds so distributed to each Bank shall in each case be applied by such Bank in accordance with the terms of this Agreement.

         (b) AUTHORIZATION TO CHARGE ACCOUNT. If and to the extent payment owed to any Bank is not made when due hereunder or under the Note held by such Bank, the Borrower hereby authorizes such Bank to charge from time to time against any or all of the Borrower's general deposit accounts with such Bank any amount so due. Any Bank exercising the foregoing authorization will endeavor to advise the Borrower of such exercise reasonably promptly thereafter; provided, however, that such Bank's failure to do so shall not subject such Bank, the Agent or any other Bank to liability or claim of any nature whatsoever and shall not create in any Obligor any set-off, defense or other claim of any nature whatsoever.

         (c) COMPUTATIONS OF INTEREST AND FEES. All computations of interest, Commitment Fees and Risk Participation Fees and all other fees shall be made by the Agent, (i) in the case of LIBOR Loans, on the basis of a year of 360 days, and (ii) in the case of Prime Rate Loans, Risk Participation Fees and Commitment Fees, on the basis of a year of 365/366 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 3.7, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) PAYMENT NOT ON BANKING DAY. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, except, that, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Banking Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest or Commitment Fee, as the case may be.

         (e) PRESUMPTION OF PAYMENT IN FULL BY BORROWER. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower will make or have made such payment in full to the Agent on such date. In reliance upon such assumption, the Agent may, but shall not be obligated to, distribute to each Bank on such due date the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Bank shall repay to the Agent promptly upon demand the amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate plus the amount of any costs, expenses, liabilities or losses incurred by the Agent in connection with its distribution of such funds, unless such costs, expenses, liabilities or losses are the result of the gross negligence or wilful misconduct of the Agent.

         SECTION 3.7 RESERVES; TAXES; INDEMNITIES.

         (a) RESERVES OR DEPOSIT REQUIREMENTS. If at any time any Law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of Law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loans, then upon demand by such Bank the Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.7(a), setting forth the calculations therefor, shall be promptly submitted by such Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrower, upon at least three (3) Banking Days' prior written notice to such Bank through the Agent, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Banks to the prepayment compensation provided for in Section 3.3 hereof. Each Bank will notify the Borrower as promptly as practicable (with a copy thereof delivered to the Agent) of the existence of any event which will likely require the payment by the Borrower of any such additional amount under this Section.

         (b) IMPOSITION OF TAXES. In the event that by reason of any Law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of Law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrower in writing stating the reasons therefor. The Borrower shall thereafter pay to such Bank upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower and shall be rebuttably presumptive evidence of the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrower, upon at least three (3) Banking Days prior written notice to such Bank through the Agent, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Banks to prepayment compensation provided for in Section 3.3 hereof.

         (c) EURODOLLAR DEPOSIT UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loans, in the event that the Agent or any Bank shall have determined that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent or such Bank shall promptly give notice of such determination to the Borrower and (i) any notice of new LIBOR Loans (or conversion of existing loans to LIBOR Loans) previously given by the Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans, and (ii) the Borrower shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto. Any such prepayment or conversion shall entitle the Banks to prepayment compensation provided for in Section 3.3 hereof.

         (d) INDEMNITY. Without prejudice to any other provisions of this
Article 3, the Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any failure by the Borrower to accept the proceeds of any LIBOR Loan, or otherwise consummate a Revolving Credit Borrowing in respect of LIBOR Loans, requested by the Borrower pursuant to the provisions of this Agreement and of any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to the Borrower and shall be rebuttably presumptive evidence of the amount thereof.

         (e) CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new Law, treaty or regulation, or any change in any existing Law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the commitment of such Bank to fund LIBOR Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of
(i) the last day of the then current Interest Period or (ii) if required by such Law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Prime Rate Loans to the extent permissible under this Agreement or prepay all LIBOR Loans to the Banks in full. Any such prepayment or conversion shall entitle the Banks to prepayment compensation as provided in Section 3.3 hereof.

         SECTION 3.8 CAPITAL ADEQUACY. If any Bank shall have determined, that, whether in effect at the date of this Agreement or hereafter in effect, any applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital allocated to the transactions contemplated by this Agreement (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. Each Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Within four (4) months following the date such certificate is furnished claiming compensation by any such Bank (the "Affected Bank"), the Borrower may replace the Affected Bank with a lending institution satisfactory to the Agent (the consent to which may not be unreasonably withheld by the Agent), upon payment to the Affected Bank of all principal of and interest on all of its then outstanding Revolving Credit Loans and of all Commitment Fees and other Obligations then owing to it and upon such other terms and conditions as are satisfactory to the Majority Banks. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section 3.8 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the Law, regulation or other condition which shall have been imposed.

         SECTION 3.9 TAXES.

         (a) TAXES; WITHHOLDING. Any and all payments by the Borrower hereunder, under the Notes or the other Related Writings shall be made, in accordance with the provisions of Article 3, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Bank is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.9) such Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrower prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Borrower shall make prompt payment thereof to the appropriate governmental authority. The Borrower shall indemnify each Bank for the full amount of such Taxes (including any Taxes on amounts payable under this Section 3.9) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date the Bank makes written demand therefor.

         (b) STAMP TAXES. The Borrower agrees to pay, and will indemnify each Bank and the Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) OTHER TAXES. The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.9) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

         (d) REMOVAL OF BANK. Within four (4) months following the date the Agent or a Bank shall make a written demand for Taxes or Other Taxes pursuant to this Section 3.9, the Borrower may replace the Affected Bank with a lending institution satisfactory to the Agent (the consent to which may not be unreasonably withheld by the Agent), upon payment to the Affected Bank of all principal of and interest on all of its then outstanding Revolving Credit Loans and of all Commitment Fees and other Obligations then owing to it and upon such other terms and conditions as are satisfactory to the Majority Banks (exclusive of each Affected Bank and be computed without consideration of the Commitment of each such Affected Bank). Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         (e) REQUEST FOR REFUND. At the reasonable request of the Borrower, a Bank or the Agent shall apply at the Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrower pursuant to this Section
3.9 if in the opinion of such Bank or the Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Banks or the Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it. If any Bank subsequently receives from a taxing authority a refund of any Tax previously paid by the Borrower and for which the Borrower has indemnified the Bank pursuant to this Section 3.9, such Bank shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable Law, pay to the Borrower the net amount of any such recovery after deducting taxes and reasonable expenses attributable thereto.

         (f) EXEMPTION CERTIFICATE. Not later than the commencement of the Commitment Period or, in the case of any bank or financial institution that becomes a Bank after such date, pursuant to Article 13, the date of the instrument of assignment pursuant to which such bank or financial institution became a Bank, and annually on each Anniversary Date thereafter or at such other times as the Agent or the Borrower may request, each Bank organized under the Laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Bank is exempt from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other document satisfactory to the Borrower and the Agent indicating that all payments to be made to such Bank hereunder are not subject to such taxes (each such certificate, an "Exemption Certificate"). Unless the Agent and the Borrower has received an Exemption Certificate from such Bank, the Borrower, or the Agent if the Borrower has not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrower to the requirements of Section 3.9(a)); provided, however, that if the Borrower has withheld it shall so notify the Agent. If the Borrower is required to pay additional amounts to any Bank pursuant to this Section 3.9, such Bank shall use reasonable efforts to designate a different Lending Office if such designation will thereafter avoid the need for any additional payments under this Section 3.9 and will not, in the sole good faith judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank which ceases to be exempt from United States withholding taxes shall notify the Agent and the Borrower promptly thereof.

         (g) FURNISHING OF CERTIFICATE. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address set forth on the signature page of the Agent to this Agreement or such other address as the Agent notifies the Banks, the original or a certified copy of a receipt evidencing payment thereof. The Borrower hereby represents and warrants to the Agent and each of the Banks that no Taxes are payable in respect of any payment made hereunder.

         (h) SURVIVAL OF PROVISION. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and liabilities of the Borrower contained in this Section 3.9 shall survive the payment in full of the outstanding Revolving Credit Loans, Commitment Fees, Risk Participation Fees, interest and termination of the Commitments hereunder.

                                    ARTICLE 4
                               PRO RATA TREATMENT

         SECTION 4.1 PRO RATA TREATMENT. Except as required by Section 3.7 or
Section 11.4(b) or as permitted under Section 3.9, each Revolving Credit Borrowing, each participation in a Letter of Credit or a Swingline Loan, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Commitment Fees, each payment of Risk Participation Fees, each reduction of the Commitments, each Rate Conversion or Rate Continuation of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be allocated among the Banks in accordance with each Bank's Ratable Portion of the Total Commitment Amount (or if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of each Bank's Revolving Credit Loans).

                                    ARTICLE 5
                                LETTERS OF CREDIT

         SECTION 5.1 LETTERS OF CREDIT.

         (a) ISSUANCE. Subject to the terms and conditions set forth this Agreement, upon written request from the Borrower, a copy of which is delivered to the Agent, the Letter of Credit Bank will issue, for the account of the Borrower or any Subsidiary Guarantor, on or at any time after the commencement of the Commitment Period but prior to the earliest of (i) fifteen (15) days prior to the last day of the Commitment Period or (ii) the date on which the Banks' Commitments are terminated in full, whether pursuant to Section 3.2 or
Article 11 hereof or otherwise, Letters of Credit in such form as the Borrower and the Letter of Credit Bank may agree, but in no case having a final expiry date later than fifteen (15) Banking Days prior to last day of the Commitment Period, and in all cases in compliance with all applicable provisions of Law; provided, however, that, in no event shall (x) the aggregate Risk Participation Exposure exceed the LC Sublimit or (y) the aggregate principal amount of all Revolving Credit Loans, plus the aggregate Risk Participation Exposure, plus the aggregate outstanding amount of all Swingline Loans, exceed the Total Commitment Amount. The Agent shall advise the Banks promptly following the issuance of a Letter of Credit or other event or condition which affects the Banks' respective Risk Participation Exposures.

         (b) REIMBURSEMENT OBLIGATIONS. Each Letter of Credit issued by the Letter of Credit Bank hereunder (whether for the account of the Borrower or a Subsidiary Guarantor) shall be issued pursuant to the Letter of Credit Bank's standard and customary form of letter of credit Reimbursement Agreement (or equivalent agreement otherwise named) then in use under which the Borrower (and, at the option of the Letter of Credit Bank, in addition to the Borrower, jointly and severally, such Subsidiary Guarantor) is the reimbursement obligor and shall identify: (i) the respective dates of issuance and expiry of such Letter of Credit (which date of expiry shall not be greater than one (1) year after its issuance), (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit and
(iv) the drafts and other documents (if any) necessary to be presented to the Letter of Credit Bank upon a drawing thereunder. To the extent that any of the terms of the above-referenced Reimbursement Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

          (c) PAYMENT OF LETTER OF CREDIT OBLIGATIONS. The Borrower hereby agrees to pay the Letter of Credit Bank, on demand, the amount of each drawing under any Letter of Credit issued by the Letter of Credit Bank for the benefit of the Borrower or any Subsidiary pursuant to this Section, plus interest from the date of such drawing until paid in full to the Letter of Credit Bank by the Borrower or pursuant to Section 5.2(b) hereof, at an annual rate equal to the Prime Rate, plus the Applicable Prime Rate Percentage, from time to time in effect.

         SECTION 5.2  LETTER OF CREDIT BANK RELATIONSHIP WITH BANKS.

         (a) RISK PARTICIPATION. The Letter of Credit Bank hereby agrees that it will sell simultaneously with the issuance of each Letter of Credit, and each other Bank hereby agrees that it will buy simultaneously with the issuance of each Letter of Credit (subject to the following sentence) a participation in any payment which the Letter of Credit Bank makes for the account of the Borrower under any such Letter of Credit or acceptance for which payment the Letter of Credit Bank is not otherwise immediately reimbursed by the Borrower in an amount equal to such Bank's Ratable Portion. The aggregate principal amount of all outstanding Revolving Credit Loans of such Bank plus such Bank's aggregate Risk Participation Exposure (after taking into effect such Bank's Ratable Portion of the risk participation created under this Section 5.2), plus such Bank's participation in all outstanding Swingline Loans shall not exceed such Bank's Commitment in effect from time to time. The sale of the risk participation by the Letter of Credit Bank and the purchase thereof by each Bank, respectively, shall occur simultaneously with and shall be evidenced by each Letter of Credit.

          (b) REIMBURSEMENT OF LETTER OF CREDIT BANK. The Letter of Credit Bank will notify the Agent, who will promptly notify each other Bank, if the Letter of Credit Bank makes any payment under any Letter of Credit. Upon demand by the Agent each such other Bank shall pay to the Agent that Bank's Ratable Portion of each such payment made by the Letter of Credit Bank. Each such payment shall for all purposes hereunder be deemed to be an Prime Rate Loan (it being understood that (i) each Bank's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Incipient Default hereunder or the failure of any condition precedent set forth in Article 7 to be satisfied and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever). In addition, upon demand by the Letter of Credit Bank through the Agent, each other Bank will pay an amount equal to such Bank's Ratable Portion of all costs and expenses not reimbursed by the Borrower which have been incurred or made by the Letter of Credit Bank as the result of, or in connection with, any action including, but not limited to, legal action which may be taken by Agent to obtain reimbursement for payments made by Agent under any Letter of Credit, unless such costs and expenses are the result of the gross negligence or wilful misconduct of, as the case may be, the Letter of Credit Bank or the Agent.

          (c) RIGHTS AND OBLIGATIONS OF LETTER OF CREDIT BANK. Neither the Letter of Credit Bank, nor any of its correspondents, shall be responsible, provided it has exercised reasonable care, as to any document presented under a Letter of Credit, or any renewal or extension thereof, which appears to be regular on its face and appears on its face to conform to the terms of the Letter of Credit and to make reasonable reference thereto, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or to any renewal or extension thereof, or failure of documents not clearly specified in the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof. Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents, under or in connection with any Letter of Credit or any renewal or extension thereof or the related instruments or documents, if in good faith and in conformity with such Laws, regulations or customs as are applicable and the terms of this Section 5.2, shall be binding upon the Borrower and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Borrower, in the absence of negligence by the Letter of Credit Bank or its correspondents. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of Law or contract.

          (d) EFFECT OF APPLICABLE LAW OR CUSTOM. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided, be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commercein force at the time of issuance of the Letter of Credit.

          (e) TERMINATION OF LETTER OF CREDIT COMMITMENT. In the event that (i) any restriction is imposed on the Letter of Credit Bank (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof) which in the judgment of the Letter of Credit Bank after consultation with the Borrower would prevent the Letter of Credit Bank from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement (A) any adverse change or a development involving a prospective adverse change affecting the condition of the Borrower which would materially impair the ability of the Borrower to meet their obligations under this Article 5, (B) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the creation of Letters of Credit or the discount or sale thereof impracticable, or (C) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which would materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement, then the Letter of Credit Bank, through the Agent, in the case of the occurrence of any event described above, shall give written notice of the occurrence of such event to the Borrower and the Banks, whereupon the commitment of the Letter of Credit Bank to issue Letters of Credit shall terminate on the effective date of such notice. The Borrower shall forthwith pay to the Letter of Credit Bank all obligations in respect of Letters of Credit on the date of drawing of such Letter of Credit.

         SECTION 5.3 RESIGNATION AND REMOVAL OF LETTER OF CREDIT BANK. The Letter of Credit Bank (or any successor) may at any time resign as such by giving thirty (30) days' prior written notice to the Agent, the Borrower and each Bank; and the Majority Banks may remove the Letter of Credit Bank at any time with or without cause by giving written notice to the Agent, the Letter of Credit Bank and the Borrower. In any such case, the Majority Banks may appoint a successor to the resigned or removed Letter of Credit Bank (the "Former LC Bank"), provided that the Majority Banks obtain the Borrower's prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Agent, the Borrower, the Former LC Bank and each Bank not participating in the appointment; provided, however, that, if at the time of the proposed resignation or removal of a Letter of Credit Bank, the Borrower is the subject of an action referred to in Section 10.9 or any other Event of Default shall have occurred and be continuing, the Borrower's consent shall not be required. In the absence of a timely appointment, the Former LC Bank shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Letter of Credit Bank shall deliver its written acceptance of appointment to the Borrower, the Agent, each Bank and the Former LC Bank, whereupon (a) the Former LC Bank shall execute and deliver such assignments and other writings as the successor Letter of Credit Bank may reasonably require to facilitate its being and acting as the Letter of Credit Bank, (b) the successor Letter of Credit Bank shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Letter of Credit Bank by this Article 5 and (c) the Former LC Bank shall be discharged from its duties and obligations under this Agreement and the Related Writings. Notwithstanding anything to the contrary contained in the foregoing, the Former LC Bank shall continue to enjoy all of the rights and remedies (as against the Borrower and the other Banks) provided to the Letter of Credit Bank hereunder with respect to any and all Letters of Credit which are outstanding on the effective date of its resignation or removal and which are not replaced by Letters of Credit issued by its successor or otherwise canceled.

                                    ARTICLE 6
              OPENING COVENANTS; CONDITIONS TO INITIAL CREDIT EVENT

         SECTION 6.1 OPENING COVENANTS. Prior to or concurrently with the execution and delivery of this Agreement, the Borrower shall furnish to Agent originals or copies for delivery to each Bank and the Letter of Credit Bank of the following:

         (a) BORROWER CERTIFICATES. A certificate executed by an authorized officer of the Borrower and a secretary or assistant secretary of the Borrower certifying (a) the resolutions of the Board of Directors of the Borrower authorizing the execution, performance and delivery of this Agreement, the Notes and all other Related Writings, (b) the names and signatures of the officers of the Borrower executing or attesting to such documents, and (c) the absence of any Event of Default or Incipient Default;

          (b) SUBSIDIARY CERTIFICATES. A certificate executed by an authorized officer of each Domestic Subsidiary and a secretary or assistant secretary of such Domestic Subsidiary certifying (a) the resolutions of, as applicable, the Board of Directors or members of such Subsidiary authorizing the execution, performance and delivery of the Guaranty of Payment and all other Related Writings to which it is a party, and (b) the names and signatures of the officers of such Domestic Subsidiary executing or attesting to the Guaranty of Payment;

         (c) GOOD STANDING CERTIFICATES. Certificates of good standing for the Borrower and each Domestic Subsidiary, certified by the office of the Secretary of State or other similar official of the state of incorporation of such entities, and certificates of qualification to transact business as a foreign corporation or other entity in every other State where such Obligor's failure so to qualify could have a Material Adverse Effect;

         (d) PAYMENT OF AGENT'S LEGAL FEES. Evidence of payment to the Agent, for its own account, of the reasonable legal fees and expenses of the Agent.

         SECTION 6.2 PRIOR TO INITIAL CREDIT EVENT. Prior to or concurrently with the occurrence of the Initial Credit Event, the Borrower shall furnish to Agent originals or copies for delivery to each Bank and the Letter of Credit Bank of the following:

         (a) REVOLVING CREDIT NOTES; SWINGLINE NOTE. Revolving Credit Notes, in favor of each of the Banks, in the principal amount of such Bank's Ratable Portion of the Total Commitment Amount, and the Swingline Note, in favor of the Agent, in the principal amount of $15,000,000, each duly executed by the Borrower;

         (b) GUARANTIES OF PAYMENT. A Guaranty of Payment of all Obligations incurred by the Borrower to the Banks pursuant to this Agreement, in the form of Exhibit F hereto, executed and delivered to the Banks by each Domestic Subsidiary of the Borrower;

         (c) EXISTING CREDIT FACILITY. Contemporaneously with the Initial Credit Event hereunder, the Borrower shall have terminated the commitments of the lenders under the Existing Credit Agreements and prepaid (with such exceptions as may be agreed to by the Agent and the Banks) all borrowings thereunder, including letters of credit outstanding thereunder;

         (d) CREDIT REQUEST AND DISBURSEMENT DIRECTION LETTER. To the extent, if any, that an advance of Loans on such date is to be requested, a Notice of Borrowing and a letter from the Borrower directing the Agent to disburse the proceeds of the initial Revolving Credit Borrowing;

         (e) LEGAL OPINION. A favorable opinion of counsel for the Borrower, all in form and substance reasonably acceptable to the Agent;

         (f) BORROWER CERTIFICATE. A certificate executed by an authorized officer of the Borrower and a secretary or assistant secretary of the Borrower certifying the absence of any Event of Default or Incipient Default;

         (g) LETTER OF CREDIT REIMBURSEMENT AGREEMENT. The Letter of Credit Reimbursement Agreement referred to in Section 5.1(b), above, duly executed by the Borrower (and any applicable Subsidiary Guarantor) with respect to any Letter of Credit issued on the Closing Date;

         (h) INSURANCE. Evidence satisfactory to the Agent that the Obligors have adequate personal property, liability, business interruption and product liability insurance with the Agent listed as loss payee, mortgagee and additional insured (as applicable), pursuant to, as applicable, standard mortgagee's and lender's loss payable clauses, together with true and correct copies of all insurance policies maintained by each Obligor;

         (i) TERMINATION STATEMENTS. A copy of all documents executed by any lender, manufacturer, vendor and/or lender effecting a termination of any financing statement or other document used to perfect a security interest in any part of the Collateral, other than Liens permitted under this Agreement, in proper form for filing in each jurisdiction wherein such financing statements or other document shall have been filed;

         (j) LIEN SEARCHES. Results of searches, in form and scope and as of such dates as are satisfactory to the Agent, of UCC, tax, judgment and all other liens which may have been filed against each Obligor with respect to any of the Collateral;

         (k) SECURITY AGREEMENTS. A Security Agreement in the form of, as appropriate, Exhibit G-1 or G-2 hereto, duly executed by each Obligor;

         (l) PATENT AND TRADEMARK SECURITY AGREEMENTS. A Patent, Trademark and License Security Agreement in the form of Exhibit H hereto (each a "Patent Agreement"), duly executed by each Obligor owning "Proprietary Collateral" as defined in the Patent Agreement;

         (m) FILINGS FOR PERFECTION. Evidence satisfactory to the Agent that the Security Agreements, each of the other Security Documents, and any other document required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create or continue, in favor of the Agent, a first perfected Lien (except to the extent otherwise permitted by this Agreement) on the Collateral, shall have been fully executed and delivered to the Agent

         (n) LANDLORD, WAREHOUSEMAN AND BAILEE WAIVERS. Such warehouseman's, landlord's, mortgagee's and bailee's waivers as the Agent shall deem necessary;

         (o) CLOSING FEES. The Borrower shall have paid to each Bank a closing fee in the amount set forth on Schedule 6.2 hereto;

         (p) PURCHASE AGREEMENT. A true and complete copy of the Purchase Agreement; and

         (q) OTHER MATTERS. Such other documents, certificates and other matters as the Agent may reasonably request of the Borrower and any of the Subsidiary Guarantors.


                                    ARTICLE 7
                         CONDITIONS TO ALL CREDIT EVENTS

         On the date of each Credit Event, such Credit Event shall constitute a representation and warranty by the Borrower that the following are and will be true as of such date and after giving effect to such Credit Event, and each of the following shall be true as a condition precedent thereto:

         SECTION 7.1 REPRESENTATION BRINGDOWN. The representations and warranties contained in Article 9 (other than the representation in the last sentence of Section 9.5 in the case of any Credit Event involving only a Rate Continuation or a Rate Conversion) are true and correct in all respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

         SECTION 7.2 COMPLIANCE WITH AGREEMENT. The Borrower and each of its Subsidiaries shall be in compliance with all other terms and provisions set forth herein and in each other Related Writing on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Incipient Default shall have occurred and be continuing; and

         SECTION 7.3 NO MATERIAL ADVERSE CHANGE. There has been no event since the date hereof which would or might reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 8
                                    COVENANTS

         From and after the Closing Date through the commencement of the Commitment Period and for so long thereafter as any of the Obligations remain unpaid and outstanding, or any Bank shall have any Commitments outstanding, or any Loans shall remain unpaid, the Borrower agrees to perform and observe and to cause each Subsidiary to perform and observe, all of the following provisions:

         SECTION 8.1 FINANCIAL STATEMENTS.

         (a) QUARTERLY FINANCIAL STATEMENTS. The Borrower will furnish to each Bank promptly, and in any case within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each of its Fiscal Years, unaudited Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of that period and the related unaudited Consolidated and consolidating statements of income and cash flows, all prepared in accordance with GAAP and otherwise in form and detail satisfactory to each Bank and certified by a financial officer of the Borrower.

         (b) ANNUAL FINANCIAL STATEMENTS. The Borrower will furnish to each Bank promptly, and in any case within ninety (90) days after the end of each of its Fiscal Years, a complete annual audit report of the Borrower and its Subsidiaries for that year, prepared on a Consolidated basis, in accordance with generally accepted auditing procedures except as disclosed therein, and in form and detail satisfactory to each Bank and certified by an independent public accountant satisfactory to such Bank, and an unaudited consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of year and the related unaudited Consolidated and consolidating statements of income and cash flows, all prepared in accordance with GAAP except as disclosed therein, and in form and detail satisfactory to each Bank.

         (c) OFFICER'S CERTIFICATES. The Borrower will furnish to each Bank, promptly upon each Bank's written request, such other information about the financial condition, properties and operations of the Borrower and its Subsidiaries as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a financial officer of the Borrower or the Subsidiary in question and the Borrower will in any event furnish to each Bank the following:

                  (i) concurrently with the financial statements delivered in connection with clause (a) and (b) above, a certificate of a responsible financial officer of the Borrower, certifying that (A) to his or her knowledge and belief, those financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (subject, in the case of interim financial statements, to routine year-end audit adjustments) and (B) no Incipient Default then exists or if any does, a brief description thereof and of the Borrower's intentions in respect thereof, and

                  (ii) within forty-five (45) days after the end of any Fiscal Quarter and within ninety (90) days after the end of any Fiscal Year, a certificate of a responsible financial officer of the Borrower, in the form of Exhibit I hereto, setting forth the calculations necessary to determine whether or not the Borrower is in compliance with Sections 8.16, 8.17, 8.18, 8.19 and 8.20.

         (d) ANNUAL PROJECTIONS. No later than fifteen (15) days after approval by the Borrower's board of directors, but in any event not later than sixty (60) days after the beginning of each Fiscal Year, commencing with the Fiscal Year beginning November 1, 2000, the Borrower shall deliver to the Agent an annual Consolidated financial projection for such Fiscal Year on a Fiscal Quarterly basis (prepared by the Borrower diligently and in good faith, but subject to the uncertainties customarily inherent in any financial projections or forward-looking statements), in form and substance reasonably satisfactory to the Agent and containing, at a minimum, the Borrower's budget, operating profit, balance sheet, cash flow projections and the principal assumptions upon which the foregoing are based, all on a Consolidated basis.

         (e) PUBLICLY-FILED INFORMATION. The Borrower will furnish to each Bank, promptly when filed (in final form) or sent, copies of each registration statement (other than on Form S-8) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

         (f) FISCAL YEAR. The Borrower shall not change its Fiscal Year and shall not permit any of its Subsidiaries to change its respective fiscal year.

         SECTION 8.2  NOTICE.

         (a) NOTICE OF DEFAULT; MISREPRESENTATION. The Borrower shall give each Bank prompt written notice as soon as possible, and in any event within three
(3) days after any responsible officer of the Borrower or any Subsidiary obtains knowledge thereof, of (i) the occurrence of any Incipient Default or of any development which in such officer's reasonable belief would or might reasonably be expected to result in a Material Adverse Effect, setting forth the details of such Incipient Default or such development and the action that the Borrower has taken or proposes to take with respect thereto or (ii) any litigation or governmental or regulatory proceeding against the Borrower or a Subsidiary which is likely to have a Material Adverse Effect.

         (b) NOTICE OF DEFAULT UNDER ERISA. If an Obligor shall receive written notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Plan, the Borrower shall notify each Bank of the occurrence of such Default under ERISA within five (5) days after receiving such notice or obtaining such knowledge and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by, the party giving notice, the Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of the Borrower or its Subsidiary that would arise by reason of the termination of or withdrawal from such Plan if such Plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to each Bank a pro forma Consolidated balance sheet of the Borrower as at the end of the immediately preceding Fiscal Quarter, adjusted to reflect the amount of the current liability referred to above, certified by the chief financial officer of the Borrower.

         (c) ENVIRONMENTAL REPORTING. The Borrower shall give each Bank prompt, and in any event within ten (10) days of the date the Borrower or any of its Subsidiaries receives or transmits, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Laws.

         SECTION 8.3 INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, (a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is required pursuant to the Security Agreement to which such Obligor is a party, it being acknowledged that the insurance coverage in effect as of the date hereof satisfies the standards contemplated by this Section 8.3; and (b) promptly upon any Bank's written request, furnish to such Bank such information about any such insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by an appropriate officer of the Borrower or the applicable Subsidiary.

         SECTION 8.4 MONEY OBLIGATIONS. The Borrower shall pay, and shall cause each of its Subsidiaries to pay, in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which the Borrower or its Subsidiaries may be or become liable or to which any or all of the properties of the Borrower or its Subsidiaries may be or become subject, and
(b) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and except further trade accounts payable consistent with such Obligor's past practice) before such payment becomes overdue.

         SECTION 8.5 RECORDS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) at all times maintain true and complete records and books of account and, without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with GAAP and (b) at all reasonable times and upon reasonable prior notice permit each Bank to examine its books and records and to make excerpts therefrom and transcripts thereof; provided, however, that if an Event of Default shall have occurred and be continuing, no such prior notice shall be required.

         SECTION 8.6 FRANCHISES. The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, at all times its corporate existence, rights and franchises; PROVIDED, HOWEVER, that this Section
8.6 shall not prevent any merger or consolidation permitted by Section 8.9 hereof.

         SECTION 8.7 ERISA COMPLIANCE. The Borrower shall not incur, and shall not permit any of its Subsidiaries to incur, any material accumulated funding deficiency within the meaning of the ERISA and the regulations thereunder, or any material liability to the Pension Benefit Guaranty Corporation, established thereunder in connection with any Plan. The Borrower shall furnish, and shall cause each of its Subsidiaries to furnish to the Banks (i) simultaneously with a filing with the Pension Benefit Guaranty Corporation of a notice regarding any Reportable Event and in any event within thirty (30) days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of any responsible financial officer of the Borrower or such Subsidiary setting forth details as to such Reportable Event and the action which the Borrower or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrower or such Subsidiary, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by the Borrower or any Subsidiary for each plan year, including (x) where required by Law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant of recognized standing satisfactory to the Majority Banks and (y) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing satisfactory to the Majority Banks, and (iii) promptly after receipt thereof a copy of any notice the Borrower or any Subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Borrower or any Subsidiary; PROVIDED, HOWEVER, that this latter clause shall not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service. The Borrower shall notify, and shall cause each of its Subsidiaries to notify, the Banks promptly of any taxes assessed, proposed to be assessed or which the Borrower or any Subsidiary has reason to believe may be assessed against the Borrower or any Subsidiary by the Internal Revenue Service with respect to any Plan and any filing which relates to the withdrawal by the Borrower or any Subsidiary from a Multi-Employer Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to or greater than Five Million Dollars ($5,000,000).

         SECTION 8.8 INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) create or acquire any Subsidiary, provided, however, that the Borrower or any Domestic Subsidiary may create or acquire a Domestic Subsidiary after the Closing Date so long as such Domestic Subsidiary shall simultaneously with such creation or acquisition, execute and deliver to the Agent, for the benefit of the Agent and the Banks, a Guaranty of Payment, Security Agreement, Patent Agreement and such other Security Documents and Related Writings as the Agent or the Majority Banks may require), (b) make or hold any investment in any common stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership

(other than, in the case of the Borrower, its ownership of an interest in Shiloh of Michigan, LLC), (d) make or keep outstanding any advance, loan or other extension of credit to another Person (other than trade accounts receivable in the ordinary course of business), (e) be or become a Guarantor of any kind or
(f) permit the sum of (1) the aggregate principal of all of loans and other extensions of credit by the Borrower and any of its Subsidiaries to all Subsidiaries which are not a Domestic Subsidiary, plus (2) the aggregate amount of all contributions to the capital of, or other equity investment in, all Subsidiaries which are not a Domestic Subsidiary by the Borrower and any of its Subsidiaries, at any time to exceed Sixty Million Dollars ($60,000,000); provided, however, that this Section 8.8 shall not apply to any of the following permitted exceptions (the "Permitted Exceptions"): (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business or
(ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System, or (iii) any guaranty agreement executed in connection with this Agreement or running in favor of the Agent and the Banks, or (iv) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (v) except as provided in clause (f) of this Section 8.8, any investment in the securities of any existing Subsidiary or new Subsidiary created or acquired pursuant to clause
(a) of this Section 8.8, or (vi) except as provided in clause (f) of this
Section 8.8, advances, loans and other extensions of credit from the Borrower to or from its Subsidiaries or among such Subsidiaries, and except further that advances, loans and other extensions of credit to Shiloh of Michigan, LLC, by any and all of the other Obligors shall not exceed Thirty-three Million Five Hundred Thousand Dollars ($33,500,000) in the aggregate at any time, (vii) other investments, not to exceed an aggregate principal amount of Ten Million Dollars ($10,000,000) at any one time, or (viii) guaranties by Subsidiary Guarantors of the Borrower's indebtedness under the Qualifying Sub-Debt Issuance, or (ix) the Borrower's or a Subsidiary Guarantor's investment in the securities of a Subsidiary which is a "foreign sales corporation" (as that term is used and defined in Internal Revenue Code Sections 921 through 927) so long as (A) the aggregate of (1) the aggregate principal of all of loans and other extensions of credit by the Borrower and any of its Subsidiaries to such Subsidiary, plus (2) the aggregate amount of all contributions to the capital of, or other equity investment in, such Subsidiary does not exceed Ten Thousand Dollars ($10,000),
(B) the aggregate value of its assets does not exceed One Hundred Thousand Dollars ($100,000) at any time, and (C) either (1) such Subsidiary is not the obligee under any Receivable in respect of products or other inventory manufactured, assembled, produced or sold by any other Subsidiary and is never in receipt or possession of any proceeds thereof, or (2) if it is such an obligee or is in receipt or possession of any such proceeds, it has executed and delivered to the Agent, for the benefit of the Agent and the Banks, a Guaranty of Payment, Security Agreement, and such other Security Documents and Related Writings as the Agent or the Majority Banks may require.

         SECTION 8.9 ACQUISITIONS; BULK TRANSFERS. The Borrower shall not, and shall not permit any of its Subsidiaries to,

         (a) be a party to any consolidation, control share acquisition, majority share acquisition or other business combination or merger, other than a merger of a Subsidiary Guarantor into another Subsidiary Guarantor, and then only after thirty (30) days' prior written notice to the Agent and only if:

                  (i) such merging Subsidiary Guarantors (and any other Obligors requested by the Agent or the Banks) have executed and delivered to the Agent and the Banks such assumptions, confirmations, Security Documents and other Related Writings as the

                  Agent or the Banks may require to protect their interests under this Agreement, the Security Documents and the other Related Writings,

                  (ii) after giving effect to such merger, (A) the Liens granted pursuant to the Security Documents shall remain in full force and effect and perfected (to at least the same extent and priority as immediately preceding such merger), and (B) no Event of Default or Incipient Default would exist, and

                  (iii) and on the date of such merger the Borrower shall have delivered to the Agent a certificate of a responsible officer of the Borrower confirming compliance with the conditions set forth in clause (ii), above, in form and substance satisfactory to the Agent, or

         (b) purchase all or a substantial part of the outstanding securities or assets of any corporation or other business enterprise, unless:

                  (i) as to the acquisition of the Automotive Group of MTD pursuant to the Purchase Agreement, no Event of Default or Incipient Default exists or would exist after giving effect to such purchase, and

                  (ii) as to all other purchases:

                           (A) if the Senior Leverage Ratio is, as of the Fiscal Quarter most recently ended, less than 3.50 to 1, no Event of Default or Incipient Default exists or would exist after giving effect to such purchase, and

                           (B) if the Senior Leverage Ratio is, as of the Fiscal Quarter most recently ended, equal to or greater than
                           3.50 to 1, (1) the total purchase price and other consideration for such purchase and all other purchases by the Obligors after the Closing Date does not exceed $50,000,000 in the aggregate, and (2) no Event of Default or Incipient Default exists or would exist after giving effect to such purchase;

         provided, however, that as to any purchase permitted hereunder, the Borrower shall have delivered to the Agent written notice of its or a Subsidiary's intention to make such purchase at least thirty (30) days prior to the consummation thereof (and thereafter shall have delivered to the Agent such financial information, descriptions of property, copies of documents and other information relating to such purchase as the Agent or any Bank may request); and (x) prior to such consummation the Obligors shall have executed and delivered to the Agent and the Banks such Security Documents and other Related Writings as the Agent or the Banks may require to cause the Liens of the Security Documents to attach to and be perfected in respect of any of the assets so acquired and to protect their interests under this Agreement, the Security Documents and the other Related Writings, (y) on the date of such consummation the Borrower shall have delivered to the Agent a certificate of a responsible officer of the Borrower confirming compliance with the conditions set forth in, as applicable, clause (i) or clause (ii), above, in form and substance satisfactory to the Agent, and (z) not later than sixty (60) days following such date of consummation, financial statements of the Acquired Business, containing a balance sheet as of such date of consummation and a statement of income and cash flow for the twelve (12) month period immediately preceding such date of consummation prepared, to the degree reasonably possible consistently with GAAP, by an independent public accountant satisfactory to the Agent (an "Acquisition Financials"), or

         (c) lease, sell or otherwise transfer any material assets (other than such chattels, if any, as may have become obsolete or no longer useful in the continuance of its present business) except in the normal course of its present business; provided, however, that the Borrower or a Subsidiary may enter into a so-called 'sale and lease-back' transaction in respect of land and buildings and other improvements thereon owned by such Obligor if:

                   (i) no Event of Default or Incipient Default exists or would exist after giving effect to such transaction, and on the date of such sale the Borrower shall have delivered to the Agent a certificate of a responsible officer of the Borrower to that effect, in form and substance satisfactory to the Agent,

                  (ii) the Borrower shall have delivered to the Agent written notice of its or a Subsidiary's intention to enter into such a transaction at least thirty (30) days prior to the consummation thereof (and thereafter shall have delivered to the Agent such financial information, descriptions of property, copies of documents and other information relating to such transaction as the Agent or any Bank may request); and prior to such consummation the Obligors shall have executed and delivered to the Agent and the Banks such Related Writings as the Agent or the Banks may require to protect their interests under this Agreement, the Security Documents and the other Related Writings,

                  (iii) at least three (3) Banking Days prior to the consummation of such transaction, the Borrower shall have delivered to the Agent a Reduction Notice requesting the reduction of the Total Commitment Amount by an amount equal to the aggregate amount of purchase price or other consideration which such Obligor will receive for its sale of such property,

                  (iv) prior to the consummation of such transaction, the Borrower shall have satisfied all of the conditions for a reduction of the Total Commitment Amount pursuant to Section 3.2(a) (including, without limitation, the making by the Borrower of payments of principal of the Revolving Credit Loans to the extent required thereunder), such that, effective upon and simultaneously with such consummation, the Total Commitment Amount shall be reduced by the amount specified in such Reduction Notice, and

                  (v) the total purchase price and other consideration received in such transaction and all other sale and lease-back transactions by the Obligors occurring after the Closing Date does not exceed Sixty Million Dollars ($60,000,000) in the aggregate;

PROVIDED, that, notwithstanding anything to the contrary contained in the foregoing, the Borrower shall not make, and shall not permit any of its Subsidiaries to make, any Restricted Acquisition.

         SECTION 8.10 LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) acquire any property subject to any inventory consignment, lease, land contract or other title retention contract (this section shall not apply to true leases, consignments, tolling or other possessory agreements in respect of the property of others whereby the Borrower or a Subsidiary does not have legal or beneficial title to such property and which, pursuant to GAAP, are not required to be capitalized), (b) sell or otherwise transfer any Receivables, whether with or without recourse, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or lien of any kind or nature; PROVIDED, that this Section shall not apply to

         (i) any lien for a tax, assessment or governmental charge or levy which is not yet due and payable or which is being contested in good faith and as to which the Borrower or such Subsidiary shall have made appropriate reserves,

         (ii) any lien securing only its workers' compensation, unemployment insurance and similar obligations,

         (iii) any mechanics, carrier's or similar common law or statutory lien incurred in the normal course of business,

         (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business,

         (v) subject to Section 8.11, Permitted Purchase Money Security
         Interests,

         (vi) any mortgage, security interest or lien (other than Permitted Purchase Money Security Interests) securing only indebtedness incurred to the Banks, other than Liens pursuant to the Security Documents, so long as the aggregate unpaid principal balance of all such Indebtedness secured by all such mortgages, security interests and liens does not at any time exceed Five Million Dollars ($5,000,000) on a Consolidated basis,

         (vii) any financing statement perfecting only a security interest permitted by this Section,

         (viii) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any Borrower's or any Subsidiary's real property,

         (ix) Liens pursuant to the Security Documents, or

         (x) any other liens existing on the date hereof which are identified on
         Schedule 8.10 hereto.

         SECTION 8.11 LIMITATIONS ON INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness of any kind; provided, however, that this Section 8.11 shall not apply to:

         (i) the Obligations of the Borrower under this Agreement and any obligations of any Subsidiary Guarantor under any Guaranty of Payment and any obligation of any Subsidiary under a Reimbursement Agreement in respect of any Letter of Credit,

         (ii) Indebtedness secured by Permitted Purchase Money Security Interests, so long as the aggregate unpaid principal balance of all such Indebtedness does not at any time exceed Five Million Dollars ($5,000,000) on a Consolidated basis,

         (iii) the Indebtedness of the Borrower and the Subsidiary Guarantors issued pursuant to a Qualifying Sub-Debt Issuance,

         (vi) any Indebtedness secured by liens or security interests permitted under Section 8.10 (other than Permitted Purchase Money Security Interests),

         (vii) any other Indebtedness existing on the date hereof and listed on
         Schedule 8.11 hereof, or

         (viii) any other unsecured Indebtedness so long as the aggregate unpaid principal balance of all such other Indebtedness does not at any time exceed Ten Million Dollars ($10,000,000) on a Consolidated basis.

         SECTION 8.12 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all respects with its Articles of Incorporation or Certificate of Incorporation, as the case may be, and Regulations or By-laws, as the case may be (or equivalent organization documentation), and all applicable occupational safety and health Laws, federal and state securities Laws, product safety Laws, Environmental Laws and every other Law, treaty, rule, regulation, determination of an arbitrator, and every lawful governmental order or determination if non-compliance with such Law or order would have or might reasonably be expected to have a Material Adverse Effect; provided, however, that this Section 8.12 shall not apply to any noncompliance if and to the extent that the same is being contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

         SECTION 8.13 PROPERTIES. The Borrower shall maintain, and shall cause each Subsidiary to maintain, all assets materially necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

         SECTION 8.14 CHANGE IN NATURE OF BUSINESS, NAME. The Borrower shall not make, nor permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; and the Borrower shall not make, nor permit any of its Subsidiaries to make, any change in its corporate or other entity name, except upon sixty (60) days' prior written notice to the Agent.

         SECTION 8.15 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans and the Letters of Credit only for the purposes specified in Section 2.2.

         SECTION 8.16 CONSOLIDATED NET WORTH. The Borrower will not suffer or permit its Consolidated Net Worth (i) as of the end of any Fiscal Quarter in Fiscal Year 1999, to be less than $155,696,000 and (ii) as of the end of any Fiscal Quarter thereafter, to be less than an amount equal to (a) the Minimum Net Worth for the Fiscal Year most recently ended, plus (b) the Fiscal Year Increase for the Fiscal Year in which such Fiscal Quarter occurs.

         SECTION 8.17 CONSOLIDATED INTEREST COVERAGE. The Borrower shall not suffer or permit, as of the end of any Fiscal Quarter, the Consolidated Interest Coverage Ratio to be less than:

                    (i)  for the Fiscal Quarter ending July 31, 1999, 2.75 to 1,

                    (ii) for any Fiscal Quarter ending during the period October
                         31, 1999 through and including July 31, 2000, 3.00 to 1, and

                   (iii) for any Fiscal Quarter ending thereafter, 3.50 to 1.

         SECTION 8.18 SENIOR LEVERAGE RATIO. (a) If a Qualifying Sub-Debt Issuance has not occurred, the Borrower shall not suffer or permit the Senior Leverage Ratio as of the end of any Fiscal Quarter to be greater than:

                   (i)   for the Fiscal Quarter ending July 31, 1999, 4.25 to 1,

                  (ii) for any Fiscal Quarter ending during the period October 31, 1999 through and including July 31, 2000,
                         3.75 to 1, and

                  (iii)  for any Fiscal Quarter ending thereafter, 3.25 to 1.

         (b) If a Qualifying Sub-Debt Issuance has occurred, the Borrower shall not suffer or permit the Senior Leverage Ratio as of the end of any Fiscal Quarter to be greater than 3.00 to 1.

         SECTION 8.19 TOTAL LEVERAGE RATIO. (a) If a Qualifying Sub-Debt Issuance has not occurred, the Borrower shall not suffer or permit the Total Leverage Ratio as of the end of any Fiscal Quarter to be greater than 4.25 to 1; and (b) if a Qualifying Sub-Debt Issuance has occurred, the Borrower shall not suffer or permit the Total Leverage Ratio as of the end of any Fiscal Quarter to be greater than 4.50 to 1.

         SECTION 8.20 CAPITAL EXPENDITURES. The Borrower shall not, during the twelve (12) month period immediately following the end of any Fiscal Quarter as of which the Senior Leverage Ratio is equal to or greater than 3.50 to 1, permit Capital Expenditures to exceed Fifty Million Dollars ($50,000,000), exclusive of sums expended by the Borrower to purchase MTD's Automotive Group pursuant to the Purchase Agreement.

         SECTION 8.21 YEAR 2000 COMPATIBILITY. The Obligors shall take all action necessary to assure that their computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. The Borrower shall provide to the Agent written assurance acceptable to the Agent that such systems are Year 2000 compliant on or before the Closing Date. The Borrower shall (i) promptly and in no event later than September 30, 1999, take all action necessary to ensure that all computer based systems of each Obligor are capable of the following: (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;
(b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000, and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century; and (ii) promptly and in no event later than October 30, 1999, certify to the Agent that each Obligor has inquired of each of its vendors, suppliers and customers whether they are capable of (a) through (d) above, where noncompliance could have a Material Adverse Effect.

         SECTION 8.22 DISTRIBUTIONS. The Borrower shall not declare or pay any dividend or other Distribution in cash, property or obligations (other than in shares of capital stock of the Borrower or in options, warrants or other rights to acquire any such capital stock or in other securities convertible into any such capital stock) on any shares of capital stock of the Borrower of any class; and the Borrower shall not purchase, redeem or otherwise acquire for any consideration any shares of capital stock of the Borrower of any class or any option, warrant or other right to acquire any such capital stock.

         SECTION 8.23 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate. Without limiting the generality of the foregoing, the Borrower shall not enter into any transaction which would have the effect of (i) imposing any Lien on any of its property or assets (or any property or assets of any of its Subsidiaries) to secure any indebtedness owed by MTD (or any of its Subsidiaries or affiliates) or otherwise for the benefit of MTD (or any of its Subsidiaries or affiliates); (ii) become a Guarantor of any Indebtedness of MTD (or any of its Subsidiaries or affiliates); or (iii) making any intercompany advance to or for the benefit of MTD (or any of its Subsidiaries or affiliates).

         SECTION 8.24 CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as carried on at the date hereof.

         SECTION 8.25 CHARTER AMENDMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, as the case may be, its Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement (or other constitutive documents howsoever styled), (i) except as required by applicable Law, or (ii) if not required by applicable Law, except for such amendments as can reasonably be expected not to cause a Material Adverse Effect; provided that in all instances, the Borrower shall give to the Agent five (5) days prior written notice thereof.

         SECTION 8.26 OTHER GOOD STANDING CERTIFICATES; NON-OHIO OPINIONS. The Borrower shall deliver to the Agent no later than (i) sixty (60) days after the Closing Date, a certificate of good standing (or equivalent certificate otherwise named) for each Subsidiary which is not a Domestic Subsidiary, certified by the office of the official of the nation, state, or province (or other appropriate political subdivision) of incorporation or formation thereof, and certificates of qualification to transact business as a foreign corporation or other entity in every other jurisdiction where such Subsidiary's failure so to qualify could have a Material Adverse Effect and (ii) thirty (30) days after the Closing Date, legal opinions of the Borrower's counsel in Georgia and Michigan, substantively equivalent to forms of opinion heretofore delivered to the Borrower by the Agent and otherwise in form and substance satisfactory to the Agent.

         SECTION 8.27 SUBORDINATED INDEBTEDNESS.

         (a) (i) No Obligor shall, in any manner, make (or give notice in respect of) any voluntary or optional payment or prepayment on, or redemption or acquisition for value of, or redeem, defease or otherwise satisfy prior to the scheduled maturity of, its Subordinated Indebtedness (including, without limitation, under the Qualifying Sub-Debt Issuance); and (ii) no Obligor shall directly or indirectly, purchase or otherwise acquire any of its Subordinated Indebtedness (including, without limitation, under the Qualifying Sub-Debt Issuance), unless (A) no Event of Default or Incipient Default then exists or would exist after giving effect to any such action described in clause (i) or
(ii), (B) any such action described in clause (i) or (ii) is effected solely with the proceeds of the sale of the Borrower's common stock, preferred stock, or options or warrants therefor, provided, however, that nothing in this clause
(B) shall be construed to release or waive the Borrower's prepayment Obligations under and pursuant to Section 3.3(c), (C) the Agent shall have received 30 days' prior written notice thereof, and (D) the Borrower shall have delivered to the Agent or any Bank such information, certificates and other materials as the Agent or such Bank may reasonably request in connection therewith. No Obligor shall make any payment on or in respect of the principal of or interest on Subordinated Indebtedness (including, without limitation, under the Qualifying Sub-Debt Issuance), or take or fail to take any other action, in violation of the subordination provisions applicable to such Subordinated Indebtedness.

         (b) No Obligor shall amend, supplement, modify or waive any of the terms of any Subordinated Indebtedness or any instrument evidencing, guarantying or otherwise governing such Subordinated Indebtedness (i) if the effect of any such amendment, supplement, modification or waiver would be to (A) increase the principal or interest payable on any of such Subordinated Indebtedness, or change the date on which any of the same shall be and/or become due and payable,
(B) shorten the term of any of such Subordinated Indebtedness, (C) create additional events of default under any of such documents, or impose any obligation on any Obligor (whether consisting of affirmative or negative covenants, or otherwise), the failure to comply with which would cause an event of default under any of such documents, (D) create any additional, or modify any existing, right or remedy available to the holder of such Subordinated Debt or any indenture trustee of any indenture comprising part of the documents evidencing, guarantying or otherwise governing such Subordinated Indebtedness upon a default thereunder, or shorten any grace period or other period of delay before a default thereunder shall be deemed to exist or before such holder or trustee may exercise any right or remedy by virtue of any default, or (E) limit or otherwise impair any provisions or agreements which subordinate the priority of such Subordinated Indebtedness in favor of the Obligations (whether by general description or specific reference) or which impose restrictions or limitations on the right of the holder thereof to receive payments or exercise remedies or otherwise modify terms of subordination approved by the Banks pursuant to Section 1.1, and (ii) in any event, without delivering to the Agent written notice of any such amendment, supplement, modification or waiver not less than ten (10) Banking Days prior to its effectiveness, which notice shall include a true and complete copy of any and all instruments effecting such amendment, supplement, modification or waiver.

         SECTION 8.28 FUTURE PLEDGE. Within thirty (30) days following the date, if ever, on which the aggregate principal of all loans and other extensions of credit by the Borrower and any of its Subsidiaries to all Subsidiaries which are not a Domestic Subsidiary, plus the aggregate amount of all contributions by the Borrower and any of its Subsidiaries to the capital of, or other equity investment in, all Subsidiaries which are not a Domestic Subsidiary, exceed Fifteen Million Dollars ($15,000,000) in the aggregate, the Obligor(s) owning equity interests in such Subsidiaries which are not Domestic Subsidiaries shall pledge to the Agent, for the benefit of the Banks and the Agent, shares of the capital stock of each such Subsidiary representing sixty-five percent (65%) of the equity in and voting power of such Subsidiary pursuant to a pledge and security agreement in form and substance satisfactory to the Agent (each a "Pledge Agreement") and shall deliver to the Agent the certificates representing such capital stock and such blank powers as the Agent shall require; provided, however, that so long as the requirements of sub-clauses (A), (B) and (C) of clause (ix) of Section 8.8 are complied with, the stock of a "foreign sales corporation" permitted thereunder shall not be subject to the pledge otherwise required by this Section 8.28.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Banks as follows:

         SECTION 9.1 EXISTENCE; SUBSIDIARIES.

         (a) Each Obligor is a corporation or limited liability company, as the case may be, duly organized and validly existing and in good standing under the Laws of the state of its incorporation or organization and is duly qualified and authorized to do business wherever it owns any real estate or personal property or transacts any substantial business (except in jurisdictions in which failure to so qualify would not have a Material Adverse Effect).

         (b) Except as set forth on Schedule 9.1 hereto, (i) the Borrower has no Subsidiaries, and (ii) no Subsidiary of the Borrower has any Subsidiary.

         SECTION 9.2 POWER, AUTHORIZATION AND CONSENT. The execution, delivery and performance of this Agreement, the Notes or any Guaranty of Payment by an Obligor, and of all Related Writings to which any of them is party (a) are within the Borrower's or such Subsidiary Guarantor's legal power and authority,
(b) have been duly authorized by all necessary or proper action of the Borrower or Subsidiary Guarantor, (c) do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and (d) will not violate (i) any provision of Law applicable to the Borrower or Subsidiary Guarantor, (ii) any provision of the Borrower's or Subsidiary Guarantor's, as the case may be, certificate or articles of incorporation, by-laws or regulations, or operating agreement, or (iii) any material agreement or material indenture by which the Borrower or Subsidiary Guarantor or the property of the Borrower or Subsidiary Guarantor is bound, except where such violation specified in this clause (iii) would not have a Material Adverse Effect, or (e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of the Borrower or Subsidiary Guarantor except as provided herein.

         SECTION 9.3 LITIGATION; PROCEEDINGS. No action, suit, investigation or proceeding is now pending or, to the knowledge of the Borrower, threatened, against the Borrower or any Subsidiary, at Law, in equity or otherwise, or with respect to this Agreement, any Guaranty of Payment or any Related Writing, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which would or might reasonably be expected to have a Material Adverse Effect.

         SECTION 9.4 ERISA COMPLIANCE. No Obligor has incurred any material accumulated funding deficiency within the meaning of the ERISA, and the regulations thereunder. No Reportable Event has occurred with respect to any Plan which may result in any material liability against any Obligor. The Pension Benefit Guaranty Corporation, established under ERISA, has not asserted that any Obligor has incurred any material liability in connection with any Plan. No Lien has been attached and no person has, to the best of the Borrower's knowledge, threatened to attach a lien on any property of any Obligor as a result of any Obligor's failing to comply with ERISA or regulations.

         SECTION 9.5 FINANCIAL CONDITION. The Consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year ending October 31, 1998, previously delivered to the Banks, are true and complete (including, without limiting the generality of the foregoing, a disclosure of all material contingent liabilities), have been prepared in accordance with GAAP applied on a basis consistent with those used during their next preceding Fiscal Year (except as noted therein) and fairly present their then financial condition and operations for the Fiscal Year then ending. There has been no material change in the Borrower's or any Subsidiary's financial condition, properties or business since that date.

         SECTION 9.6 SOLVENCY. Each Obligor has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Obligor has incurred to the Banks. No Obligor is insolvent as defined by any applicable state or federal Law, nor will any Obligor be rendered insolvent by the execution and delivery of this Agreement or any Note or Guaranty to the

Banks. No Obligor is engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. No Obligor intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         SECTION 9.7 DEFAULT. No Incipient Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

         SECTION 9.8 LAWFUL OPERATIONS. The operations of the Borrower, the operations of each of the Subsidiaries and all Obligor Property are in full compliance as of the Closing Date with all requirements imposed by Law or regulation, whether federal, state or local including (without limitation) all Environmental Laws, occupational safety and health Laws and zoning ordinances except where the noncompliance with any such Laws could not be reasonably expected to result in a Material Adverse Effect; PROVIDED, HOWEVER, that this
Section 9.8 shall not apply to any noncompliance if and to the extent that the same is being contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

         SECTION 9.9 INVESTMENT COMPANY ACT STATUS. No Obligor is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. section 80(a)(1), et seq.).

         SECTION 9.10 REGULATION G/REGULATION U/REGULATION X COMPLIANCE. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock", (as defined by Regulation U of the Board of Governors of the Federal Reserve System of the United States (as amended from time to time)) and all official rulings and interpretations thereunder or thereof and at no time shall more than 25% of the value of the assets of the Borrower and its Consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of Regulation U) be represented by "margin stock". No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to extend credit to others for the purpose of purchasing "margin stock" or to carry or to extend credit to others for the purpose of carrying stock which will be "margin stock" after giving effect to the Loans or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulation G, U or X.

         SECTION 9.11 LIEN PRIORITY. From and after the Closing Date, by reason of the filing of financing statements, Patent Agreements and termination statements, if any, in all requisite governmental offices, this Agreement and the Security Documents to which each Obligor is a party will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement) in and Lien on that portion of the Collateral which can be perfected by such filing, which security interest will be enforceable against such Obligor and all third parties as security for payment of all Obligations.

         SECTION 9.12 LOCATION OF COLLATERAL. All of the locations of the Obligors and of the Collateral are set forth in Schedule 9.12 hereto; and the chief executive offices of each Obligor are specified thereon. Other than as otherwise set forth in Schedule 9.12 hereto, no Obligor keeps any Collateral owned by it on any property not owned in fee simple by such Obligor.

         SECTION 9.13 TITLE TO PROPERTIES. Each Obligor has good and marketable title to all assets reflected in such Obligor's most recent financial statements referred to in Section 9.5, except for assets disposed of in the ordinary course of business since the date of such financial statements. All such assets are free and clear of any mortgage, security interest or other Lien of any kind, other than any Liens in favor of the Agent or Liens permitted by this Agreement.

         SECTION 9.14 INTELLECTUAL PROPERTY. Each Obligor owns or has the legal and valid right to use all intellectual property necessary for the operation of its business as presently conducted, free from any Lien not permitted under
Section 8.10 and free of any restrictions material to the operation of its business as presently conducted; and all patents, trademarks, copyrights and other intellectual property of each Obligor is fully described in Schedule 9.14.

         SECTION 9.15 INSURANCE. The Borrower has delivered to the Agent true and correct copies of the insurance policies maintained by the Obligors, and such policies comply with the requirements of the Security Agreements.

         SECTION 9.16 FULL DISCLOSURE. No information, exhibits or reports furnished by the Borrower or any Subsidiary to the Agent or any Bank omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. The Borrower and each of the Subsidiaries have provided all information requested by the Agent or any Bank and all such information is complete and accurate in all material respects.

                                   ARTICLE 10
                                EVENTS OF DEFAULT

         Each of the following shall constitute an event of default (an "Event of Default") hereunder:

         SECTION 10.1 PAYMENTS. If the principal of or interest on any Note, any Letter of Credit reimbursement obligation not reimbursed pursuant to Section 5.1, any reimbursement, payment or amount due the Agent or any of the Banks, any amendment fee or administrative fee imposed by any of the Banks, any Letter of Credit fees or any Commitment Fee, the Risk Participation Fee or other fee or amount owing to the Banks or the Agent under this Agreement or under any Related Writing shall not be paid in full punctually when due and payable and shall, in the case of the principal of or interest on any Note, remain unpaid for a period of five (5) consecutive days.

         SECTION 10.2 COVENANTS. If any Obligor shall fail or omit to perform and observe (a) any agreement or other provision (other than those referred to in Section 10.1 hereof or in either of clause (b) or clause (c) of this Section 10.2) contained or referred to in this Agreement or any Related Writing that is on the Borrower's or such Subsidiary Guarantor's part to be complied with and such Incipient Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to the Borrower by Agent or any Bank that the specified Incipient Default is to be remedied and, in respect of a Incipient Default under Section 8.12, in addition to such thirty (30) day period, within such additional period of time during which the Borrower diligently undertakes appropriate actions to cause the Borrower to remedy the Incipient Default (but only if and to the extent that such additional period of time does not cause a Material Adverse Effect), or for which the Borrower makes an adequate reserve (in accordance with GAAP) on its financial statements; or
(b) any agreement or other provision contained in any or all of Sections 8.5,
8.13 and 8.21 hereof and such Incipient Default shall not have been fully corrected within fifteen (15) days after the occurrence of such Incipient Default; or (c) any agreement or provision contained in Article 8 hereof, other than those specifically identified in clauses (a) and (b), above.

         SECTION 10.3 WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by the Borrower or any Subsidiary to the Banks or any thereof or any other holder of any Note shall be false or erroneous in any respect when furnished or made or deemed furnished or made hereunder.

         SECTION 10.4 CROSS DEFAULT. If the Borrower or any Subsidiary, after any applicable notice or grace period or both, (i) defaults in the payment of any principal or interest due and owing upon any other Indebtedness or Indebtednesses (including, without limitation, under the Qualifying Sub-Debt Issuance) in excess of Five Million Dollars ($5,000,000) in aggregate principal amount or (ii) defaults in the performance of any other agreement, term or condition contained in any promissory note, agreement or other instrument under which such Indebtedness or Indebtednesses in excess of $5,000,000 in the aggregate are evidenced, created, constituted, secured or governed which default causes, or permits the holder(s) of such Indebtedness or Indebtednesses the right to cause, the acceleration of the maturity thereof.

         SECTION 10.5 CHANGE OF CONTROL. If, after the Closing Date, (x) any "person" or "group" shall become the "beneficial owner" (as those terms are respectively used in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than forty percent (40%) of the outstanding voting stock of the Borrower or any Subsidiary or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of the Borrower's or such Subsidiary's Board of Directors, (y) the holders of the voting equity interests in any Obligor shall approve a plan of complete liquidation of such Obligor or an agreement or agreements for the sale or disposition by such Obligor of all or substantially all of such Obligor's assets, and/or (z) during any twelve (12) month period, individuals who were directors of the Borrower at the beginning of such period or were elected to the Board of Directors of the Borrower with the approval of a majority of such directors shall cease to constitute a majority of the Board of Directors; provided, however, that it shall not be deemed to be an Event of Default under this Section 10.5, if at any time hereafter MTD's beneficial ownership of the Borrower's voting stock is less than 40%, but greater than 30%, of the Borrower's issued and outstanding voting stock, and thereafter MTD's ownership thereof increases so as again to exceed 40%.

         SECTION 10.6 TERMINATION OF PLAN OR CREATION OF WITHDRAWAL LIABILITY. If (a) any Reportable Event occurs and the Majority Banks, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the Pension Benefit Guaranty Corporation or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Majority Banks within thirty (30) days after giving of written notice of such determination to the Borrower by any Bank or (b) any Plan shall be terminated within the meaning of Title IV of ERISA (other than a Standard Termination, as that term is defined in Section 4041(b) of ERISA), or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan or (e) there occurs a withdrawal by the Borrower or any Subsidiary from a Multi-Employer Plan which results or may result in a withdrawal liability in an amount equal to or greater than Five Million Dollars ($5,000,000).

         SECTION 10.7 VALIDITY OF AGREEMENTS. If this Agreement, the Notes, any Guaranty of Payment, any Reimbursement Agreement, any Security Agreement, any Patent Agreement, or any other Related Writing shall for any reason cease to be, or be asserted by the Borrower, any Subsidiary Guarantor or any other party intended to be bound thereby (other than a Bank or the Agent) not to be, a legal, valid and binding obligation of any party thereto (other than the Agent, the Letter of Credit Bank or any Bank) enforceable in accordance with its terms.

         SECTION 10.8 SOLVENCY OF SUBSIDIARIES. If any Subsidiary shall (a) generally not pay its debts as such debts become due, or (b) discontinue business or make a general assignment for the benefit of creditors, or (c) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or (d) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state or of a foreign jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (f) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (g) take or omit to take any other action in order thereby to effect any of the foregoing.

         SECTION 10.9 THE BORROWER'S SOLVENCY. If the Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Law (whether federal or state) relating to relief of debtors, or admit by any answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty
(30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of the Borrower approves a petition seeking reorganization of the Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for the Borrower or of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

         SECTION 10.10 JUDGMENTS. If (a) one or more judgments for the payment of money in an aggregate amount in excess of One Million Dollars ($1,000,000)(unless , in the determination of the Agent, the Borrower shall have made adequate provision for the prompt payment thereof) shall be rendered against the Borrower, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or (b) any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any judgment.


                                   ARTICLE 11
                              REMEDIES UPON DEFAULT

    Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 11.1 OPTIONAL DEFAULTS. If any Event of Default referred to in any of Sections 10.1 through and including 10.7, in clause (a) of Section 10.8, in clause (b) of Section 10.9 or in

Section 10.10 shall occur, the Majority Banks, shall have the right in their discretion, (i) by directing the Agent, on behalf of the Banks, to give written notice to the Borrower, to:

         (1) terminate the Commitments and the credits hereby established, if not theretofore terminated, and forthwith upon such election the obligations of the Banks, and each thereof, to make any further loan or loans hereunder and to risk participate in Letters of Credit hereunder or otherwise effect any Credit Event, and the obligation of the Letter of Credit Bank to issue Letters of Credit, immediately shall be terminated, and/or

         (2) accelerate the maturity of all of the Borrower's Obligations to the Banks and the Agent (if not already due and payable), whereupon all of the Borrower's Obligations to the Banks and the Agent shall become and (including but not limited to the Notes and all reimbursement obligations under Letters of Credit) thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) to exercise (or cause the Agent to exercise) such other rights and remedies as may be available hereunder, under the Security Documents, at law or in equity.

         SECTION 11.2 AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 10.8 (other than clause (a) thereof) or Section 10.9 (other than clause
(b) thereof) shall occur:

         (1) all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further loan or loans hereunder or otherwise effect any Credit Event, nor shall the Letter of Credit Bank be under any obligation to issue any Letter of Credit hereunder, and

         (2) the principal of and interest on any Notes and all reimbursement obligations with respect to Letters of Credit then outstanding, all of the Borrower's other Bank Debt, and the Agent shall thereupon become and thereafter be immediately due and payable in full (if not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower, and

         (3) subject to any applicable automatic stay or other restriction of Law, the Agent and the Banks may exercise such other rights and remedies as may be available hereunder, under the Security Documents, at law or in equity.

         SECTION 11.3 OFFSETS. If there shall occur or exist any Incipient Default or if the maturity of the Notes or any Letter of Credit is accelerated pursuant to Section 11.1 or 11.2, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by the Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 11.4), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other person, all such notices and demands being hereby expressly waived by the Borrower.

         SECTION 11.4 EQUALIZATION OF ADVANTAGE. Subject to the provisions of
Section 11.4(b), below, each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks in respect of the Borrower's Obligations to the Banks (except under Section 3.7, 3.8, 3.9 or 14.4), it will purchase from the other Banks, for cash and at par, such additional participation in the Borrower's Obligations to the Banks as shall be necessary to nullify the Advantage. If any Advantage so resulting in the purchase of an additional participation shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of the Borrower on any indebtedness owing by the Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by the Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 11.4) until the Borrower's Obligations have been paid in full. The Borrower agrees that any Bank so purchasing a participation from the other Banks pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

         SECTION 11.5 APPLICATION OF COLLATERAL AND OTHER REMEDY PROCEEDS. All monies received by the Agent and the Banks from the exercise of remedies hereunder or under the Security Documents and the other Related Writings or under any other documents relating to this Agreement or at Law shall, unless otherwise required by the terms of the other Related Writings or by applicable Law, be applied as follows:

         FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Agent or the Banks in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

         SECOND, to the payment of interest then accrued on the outstanding
Loans;

         THIRD, to the payment of any fees then accrued and payable to the Banks, the Letter of Credit Bank or the Agent under this Agreement in respect of the Loans or the Letters of Credit outstanding;

         FOURTH, to the payment of the principal balance then owing on the outstanding Loans and the stated amounts of the Letters of Credit then outstanding (to be held and applied by the Agent as security for the Reimbursement Agreement Obligations in respect thereof);

          FIFTH, to the payment of all other amounts owed by the Obligors to the Agent or the Banks under this Agreement or any Related Writing; and

         FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.


                                   ARTICLE 12
                                    THE AGENT

         SECTION 12.1 THE AGENT. Each Bank irrevocably appoints KeyBank to be its Agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. KeyBank in such capacity shall be deemed to be an independent contractor of the Banks. Each of the Banks irrevocably appoints KeyBank to be its Agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to the Agent pursuant to Section 12.4 or as are reasonably incidental to those delegated powers. KeyBank in such capacity shall be deemed to be an independent contractor of the Banks. For the purposes of this
Article 12, "Bank" shall include any Bank.


         SECTION 12.2 NATURE OF APPOINTMENT. The Agent shall have no fiduciary relationship with any Bank by reason of this Agreement and the Related Writings. The Agent shall not have any duty or responsibility whatsoever to any Bank except those expressly set forth in this Agreement and the Related Writings. Without limiting the generality of the foregoing, each Bank acknowledges that the Agent is acting as such solely as a convenience to the Banks and not as a manager of the commitments or the Obligations evidenced by the Notes. This
Article 12 does not confer any rights upon the Borrower or anyone else (except the Banks), whether as a third party beneficiary or otherwise.

         SECTION 12.3 KEYBANK AS A BANK; OTHER TRANSACTIONS. KeyBank's rights as a Bank under this Agreement and the Related Writings shall not be affected by its serving as the Agent. KeyBank and its affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrower or its Subsidiaries (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to KeyBank's rights as a Bank under this Agreement and the Related Writings except as may be expressly required under this Agreement.

         SECTION 12.4 INSTRUCTIONS FROM BANKS. The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Related Writings (including, without limitation, collection and enforcement actions in respect of any Obligations under the Notes or this Agreement and any collateral therefor) EXCEPT that the Agent shall take such action (or omit to take such action) other than actions referred to in Section 14.1, as may be reasonably requested of it in writing by the Majority Banks with instructions and which actions and omissions shall be binding upon all the Banks; PROVIDED, HOWEVER, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any Related Writing or any applicable Law.

         SECTION 12.5 BANK'S DILIGENCE. Each Bank (a) represents and warrants that it has made its decision to enter into this Agreement and the Related Writings and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Related Writings; in each case without reliance on the Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

         SECTION 12.6 NO IMPLIED REPRESENTATIONS. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Borrower or any Subsidiary in this Agreement or any Related Writing or by a Bank in any notice or other communication or by anyone else or otherwise.

         SECTION 12.7 SUB-AGENTS. The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. The Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, KeyBank's salaried employees or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts which shall have been selected by it with reasonable care.

         SECTION 12.8 AGENT'S DILIGENCE. The Agent shall not be required (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Related Writing, (b) to make any inquiry into the properties, financial condition or operation of the Borrower or any of its Subsidiaries or any other matter relating to this Agreement or any Related Writing, (c) to report to any Bank any information (other than which this Agreement or any Related Writing expressly requires to be so reported) that the Agent or any of its affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower or any of its Subsidiaries or any other matter relating to this Agreement or any Related Writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Related Writing.

         SECTION 12.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge of any Incipient Default or Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any Related Writing. The Agent shall give each Bank reasonably prompt notice of any such written notice except to any Bank that shall have given the written notice.

         SECTION 12.10 AGENT'S LIABILITY. Neither the Agent nor any of its directors, officers, employees, attorneys, and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (i) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives a fully executed copy of the assignment agreement required by Section 13.1(b) signed by such payee and in form satisfactory to the Agent and the fee required by Section 13.1(c); (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts which have been selected by the Agent with reasonable care; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any Guaranty of Payment or any other Related Writing, including, without limitation, the truth of the statements made in any certificate delivered by the Borrower under Article 6 or any Notice of Borrowing, Rate Continuation/Conversion Request, Reimbursement Agreement or any other similar notice or delivery, the Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Related Writing or to inspect the property (including the books and records) of the Borrower or any Subsidiaries;
(v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Guaranty of Payment or collateral covered by any agreement or any other Related Writing and (vi) shall incur no liability under or in respect of this Agreement, the Notes or any other Related Writing by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

         Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any Related Writing or in connection herewith or therewith.

         The Banks each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Notes or any other Related Writing unless it shall be requested in writing to do so by the Majority Banks.

         SECTION 12.11 COMPENSATION. The Agent shall receive no compensation for its services as agent of the Banks in respect of this Agreement and the Related Writings, except as otherwise expressly agreed between the Borrower and the Agent, but the Borrower shall reimburse the Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such and as to which Agent has delivered to the Borrower's reasonable substantiation.

         SECTION 12.12 AGENT'S INDEMNITY. The Banks shall indemnify the Agent (to the extent the Agent is not reimbursed by the Borrower) from and against (a) any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct and other than any loss to the Agent resulting from the Borrower's non-payment of agency fees owed solely to the Agent) incurred by the Agent as such in respect of this Agreement, the Notes, the Letters of Credit, any Guaranty of Payment or any Related Writing (as the Agent) and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Notes, any Guaranty of Payment, any Letter of Credit, or any Related Writing (other than any caused by the Agent's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Banks arising in connection with its actions in its capacity as Agent); PROVIDED, HOWEVER, that each Bank shall be liable for only its Ratable Portion of the whole loss or liability.

         SECTION 12.13 RESIGNATION. The Agent (or any successor) may at any time resign as such by giving thirty (30) days' prior written notice to the Borrower and to each Bank; and the Majority Banks may remove the Agent at any time with or without cause by giving written notice to the Agent and the Borrower. In any such case, the Majority Banks may appoint a successor to the resigned or removed agent (the "Former Agent"), provided that the Majority Banks obtain the Borrower's prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Borrower, the Former Agent and each Bank not participating in the appointment; PROVIDED, HOWEVER, that, if at the time of the proposed resignation or removal of an Agent, the Borrower is the subject of an action referred to in Section 10.9 or any other Event of Default shall have occurred and be continuing, the Borrower's consent shall not be required. In the absence of a timely appointment, the Former Agent shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Agent shall deliver its written acceptance of appointment to the Borrower, to each Bank and to the Former Agent, whereupon (a) the Former Agent shall execute and deliver such assignments and other writings as the successor Agent may reasonably require to facilitate its being and acting as the Agent,
(b) the successor Agent shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Agent by this Article 12 and
(c) the Former Agent shall be discharged from its duties and obligations under this Agreement and the Related Writings.

         SECTION 12.14 BANK PURPOSE. Each Bank represents and warrants to the Agent, the other Banks and the Borrower that such Bank is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and is not entering into this Agreement with any intention to violate such Act or any rule or regulation thereunder. Subject to the provisions of Sections 13.1,

13.2 and 13.3, each Bank shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable Law.


                                   ARTICLE 13
                         ASSIGNMENTS AND PARTICIPATIONS

         SECTION 13.1  ASSIGNMENTS.

         (a) ASSIGNMENTS BY BORROWER PROHIBITED. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; PROVIDED, HOWEVER, that the Borrower shall not assign or transfer any of its rights or obligations hereunder or under any Note without the prior written consent of all of the Banks and the Agent.

         (b) ASSIGNMENTS BY BANKS. Each Bank may assign all or any part of any of its Revolving Credit Loans, its Note, its Commitment and its participation in the Swingline Loans and the Letters of Credit with the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld; PROVIDED that
(i) no such consent by the Borrower shall be required (A) for any such assignment by any Bank to an Affiliate of such Bank or to another Bank or an Affiliate of another Bank, or (B) if, at the time of such assignment, an Event of Default or Incipient Default has occurred and is continuing; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) each such assignment shall be made by a Bank in such manner that the same portion of its Revolving Credit Loans, its Note, its Commitment and its participation in the Swingline Loans and the Letters of Credit is assigned to the assignee; and (iv) the assignee, if not already a Bank, shall agree to become a party to this Agreement pursuant to an Assignment Agreement in the form of Exhibit K hereto. Upon execution and delivery by the assignor and the assignee to the Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the share of the Total Commitment Amount, Loans and Letters of Credit specified in such instrument, and upon consent thereto by the Agent and the Borrower (to the extent, if any, required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Agent), the obligations, rights and benefits of a Bank hereunder holding the share of the Total Commitment Amount, Loans and Letters of Credit (or portions thereof) assigned to it (in addition to the share of the Total Commitment Amount, Loans and Letters of Credit, if any, theretofore held by such assignee); and the assigning Bank shall, to the extent of such assignment, be released from the share of the Total Commitment Amount, Loans and Letters of Credit and the obligations hereunder so assigned.

         (c) PROCEDURES. Upon its receipt of an assignment pursuant to Section 13.1(b) above duly executed by an assigning Bank and the assignee, together with any Note subject to such assignment and a processing and recordation fee of $3,500, the Agent shall, if such assignment has been completed, accept such assignment. Within five (5) business days after receipt of such notice, the Borrower, at the Borrower's own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note to the order of the assignee in an amount equal to the Commitment assumed by the assignee and, if the assigning Bank has retained a portion of its Commitment, a new Note to the order of the assigning Bank in an amount equal to the share of its Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment, shall otherwise be in substantially the form of Exhibit A hereto, and, upon such execution and delivery shall be a "Note" under this Agreement. Canceled Notes shall be returned to the Borrower.

         (d) ADDITIONAL RESTRICTION ON ASSIGNMENT. Anything in this Section 13.1 to the contrary notwithstanding, except pursuant to this Agreement, no Bank may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates without the prior written consent of each Bank.

         SECTION 13.2 PARTICIPATIONS. A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Revolving Credit Loans held by it, or in its Commitment or its participation in the Swingline Loans and the Letters of Credit. Except as otherwise provided in the last sentence of this Section 13.2, no Participant shall have any rights or benefits under this Agreement or any Note or any other Related Writings (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under this Agreement, and in respect of its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Revolving Credit Loans and share of Commitment, and as if such Bank were funding each of such Revolving Credit Loans and its share of such Commitment in the same way that it is funding the portion of such Revolving Credit Loans and its Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant (other than an Affiliate of such Bank) to take or refrain from taking any action hereunder or under any Related Writing, except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the Related Writings to the extent that the same, under Section 14.1 hereof, requires the consent of each Bank. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.7 through 3.9, inclusive, and Section 11.3 (but, as to any sums realized thereunder, subject to Section 11.4) with respect to its participating interest.

         SECTION 13.3 PERMITTED PLEDGES. In addition to the assignments and participations permitted under the foregoing provisions of this Article 13, any Bank may assign and pledge all or any portion of its Revolving Credit Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         SECTION 13.4 FURNISHING OF OBLIGOR INFORMATION. A Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                                   ARTICLE 14
                                  MISCELLANEOUS

         SECTION 14.1 AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given); provided, however, that the unanimous consent of all Banks shall be required with respect to any amendment, modification, termination, or waiver which would effect (i) the extension of maturity of any Note, or of the payment date of interest, principal and/or fees thereunder or hereunder, or (ii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note or in the rate or amount of fees payable pursuant to Section 3.4, or any change in the manner of pro rata application of any payments made by the Borrower to the Banks hereunder, or (iii) any change in any percentage voting requirement in this Agreement, or (iv) any change in the dollar amount or percentage of the Banks' Commitments or any Bank's Commitment, or (v) any change in amount or timing of any fees payable under this Agreement, or (vi) any release of (A) any portion of the Collateral (other than assets permitted to be sold or otherwise transferred pursuant to the provisions of this Agreement or of the Security Document encumbering such assets) or (B) the Subsidiary Guarantors or any thereof from any obligation under any Guaranty of Payment or release the Borrower from its obligations under Article 5, or (vii) any change in any provision of this Agreement which requires all of the Banks to take any action under such provision or (viii) any change in Section 11.4,
Article 13 or this Section 14.1 itself. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this section, regardless of its failure to agree thereto.

         SECTION 14.2 NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of Law, by contract or otherwise.

         SECTION 14.3 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to them (including, without limitation, delivery by facsimile transmission), addressed to them at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it (including, without limitation, delivery by facsimile transmission), addressed to the address of such Bank specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from the Borrower to Agent or the Banks pursuant to any of the provisions hereof, including, without limitation, Articles 3, 4, 5 and 6 hereof, shall not be effective until received by Agent or the Banks.

         SECTION 14.4 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, filing for record, modification, administration and amendment of this Agreement (including, without limitation, any amendment), the Notes, any Guaranty of Payment, the Letters of Credit, the Security Documents and the other Related Writings and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto (including any reasonable interdepartmental charges) and with respect to advising the Agent as to its rights and responsibilities under this Agreement. Without limiting the generality of the foregoing, such costs and expenses shall include: (a) reasonable attorneys' and paralegals' costs, expenses and disbursements of counsel to the Agent; (b) extraordinary expenses of Agent in connection with the administration of this Agreement, the Notes, any Guaranty of Payment, Letters of Credit, any other Related Writing and the other instruments and documents to be delivered hereunder; (c) the reasonable fees and out-of-pocket expenses of special counsel for the Agent or the Agent for the benefit of the Banks, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto; (d) costs and expenses (including reasonable attorneys and paralegal costs, expenses and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the Notes, any Guaranty of Payment, any Letters of Credit or any other Related Writing and the transactions contemplated thereby; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under this Agreement, the Notes or any Related Writing that the Borrower fail to pay or take; (f) the cost of any appraisal, survey, environmental audit or the retention of any other professional service or consultant commenced after the occurrence and continuation of an Event of Default and deemed reasonably necessary by the Agent; (g) costs of inspections and periodic review of the records of the Borrower or any of its Subsidiaries, including, without limitation, travel, lodging, and meals for inspections of the Borrower's and its Subsidiaries' operations by the Agent up to one time per year and at any time after the occurrence and during the continuation of an Event of Default; (h) costs and expenses of forwarding loan proceeds, fees, interest and other payments to the Banks; and (i) costs and expenses (including, without limitation, attorneys' fees) paid or incurred to obtain payment of the Obligations (including the Obligations arising under this Section 14.4), enforce the provisions of the Credit Agreement, the Notes, any Guaranty of Payment or any other Related Writing, or to defend any claims made or threatened against the Agent arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The Borrower further agree to pay on demand all costs and expenses of each Bank, if any (including reasonable counsel fees and expenses), in connection with the restructuring or the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, any Guaranty of Payment, any other Related Writing and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 14.4. The foregoing shall not be construed to limit any other provisions of this Agreement, the Notes, any Guaranty of Payment or any Related Writing regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged, in the Agent's sole discretion, to the Borrower' loan accounts as Revolving Credit Loans (notwithstanding existence of any Incipient Default or Event of Default or the failure of the conditions of Article 7 to have been satisfied).

         SECTION 14.5 OBLIGATIONS SEVERAL. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default.

         SECTION 14.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 14.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by the Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and each of the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks. No person, other than the Banks, shall have or acquire any obligation to grant the Borrower any Loans hereunder. Any Bank may at any time sell, assign, transfer, grant a participation pursuant to Article 13 hereof.

         SECTION 14.8 GOVERNING LAW. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the Laws of the State of Ohio and the respective rights and obligations of the Borrower and the Banks shall be governed by Ohio Law, except that, as to the Security Documents, the laws of the State in which Collateral is located or deemed to be located shall govern the attachment and perfection of the Liens created by the Security Documents.

         SECTION 14.9 SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 14.10 ENTIRE AGREEMENT. This Agreement and the Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

         SECTION 14.11 CONFIDENTIALITY. The Agent and the Banks hereby acknowledge that the Borrower and its Subsidiaries have financial and other data and information the confidentiality of which is important to their business. The Agent and the Banks agree to use all reasonable efforts to keep confidential any such confidential information conveyed to them and appropriately designated in writing by the Borrower as being confidential information, EXCEPT that this Section shall not be binding on the Agent or the Banks after the expiration of two years after the termination of this Agreement and shall not preclude the Agent and the Banks from furnishing any such confidential information: (i) subject to the Borrower's receipt of prior notice from the Agent or a Bank, if permitted under applicable law and such legal proceedings, to the extent which may be required by subpoena or similar order of any court of competent jurisdiction, (ii) to the extent such information is required to be disclosed to any authority over the Agent or a Bank or its securities, (iii) to any other party to this Agreement, (iv) to any Affiliate of the Agent or a Bank (other than Affiliate engaged in non-banking activities competitive with the Borrower and its Subsidiaries) so long as such Affiliate agrees to be bound by the provisions of this Section 14.11, (v) to any actual or prospective successor Agent and to any actual or prospective transferee, participant or subparticipant of all or part of a Bank's rights arising out of or in connection with this Agreement or any thereof so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees to be bound by the provisions of this Section 14.11, (vi) to anyone if it shall have been already publicly disclosed (other than by the Agent or a Bank in contravention of this Section 14.11), (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any Related Writing, (viii) to the Agent's or a Bank's legal counsel, auditors, professional advisors and consultants, and accountants and (ix) in connection with any legal proceedings instituted by or against the Agent or a Bank in its capacity as the Agent or a Bank under this Agreement.


         SECTION 14.12 JURY TRIAL WAIVER. THE BORROWER, THE AGENT, THE LETTER OF CREDIT BANK AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENT, THE LETTER OF CREDIT BANK AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         SECTION 14.13  JURISDICTION; VENUE; INCONVENIENT FORUM.

         (a) JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY RELATED WRITING, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

         (b) VENUE; INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBLIGATION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

 [No additional provisions on this page; this page followed by signature pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                                BORROWER
                                --------

                                       SHILOH INDUSTRIES, INC.


                                       By: /s/ Craig A. Stacy
                                           -------------------------------------
                                       Craig A. Stacy
                                       Title: Chief Financial Officer

                                       402 Ninth Avenue
                                       Mansfield, Ohio 44905
                                       Attention:
                                       Telecopy: (330) 273-7999

                                ADMINISTRATIVE AGENT
                                --------------------

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as Agent


                                       By: /s/ Brendan A. Lawlor
                                           -------------------------------------
                                       Brendan A. Lawlor

                                       127 Public Square
                                       Cleveland, Ohio 44114
                                       Attention:  Large Corporate
                                         Division
                                       Telecopy: (216) 689-4981

                            CO-DOCUMENTATION AGENTS
                            -----------------------

                                       BANK ONE, MICHIGAN


                                       By: /s/ Authorized Signatory
                                           -------------------------------------
                                           -----------------------
                                       Title:  First Vice President

                                       NATIONAL CITY BANK


                                       By: /s/ Robert S. Coleman
                                           -------------------------------------
                                           Robert S. Coleman
                                       Title:  Vice President


            Signature page 1 of 6 signature pages to Credit Agreement among Shiloh Industries, Inc., et al., dated as of September 13, 1999

                                BANKS
                                -----

                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ F.C.H. Ashby
                                           -------------------------------------
                                           F.C.H. Ashby
                                       Title:  Senior Manager Loan Operations

                                       Address for Notices:

                                       The Bank of Novia Scotia
                                       181 West Madison Street, Suite 3700
                                       Chicago, Illinois 60602
                                       Attention: Eric Bergren
                                       Telecopy: (312) 201-4108

                                       Lending Office:

                                       The Bank of Nova Scotia
                                       600 Peachtree Street, N.E.
                                       Atlanta, Georgia  30308


                                       BANK ONE, MICHIGAN


                                       By: /s/ Authorized Signatory
                                           -------------------------------------
                                           -------------------------
                                       Title:  First Vice President

                                       Address for Notices:

                                       Bank One, Michigan
                                       Corporate Banking
                                       611 Woodward Avenue
                                       Detroit, Michigan 48226
                                       Attention:  William H. Canney
                                       Telecopy: (313) 225-2290

                                       Lending Office:

                                       Bank One, Michigan
                                       611 Woodward Avenue
                                       Detroit, Michigan  48226



            Signature page 2 of 6 signature pages to Credit Agreement among Shiloh Industries, Inc., et al., dated as of September 13, 1999

                                       COMERICA BANK


                                       By: /s/ Nicholas G. Mester
                                           -------------------------------------
                                           Nicholas G. Mester
                                       Title:  Account Officer

                                       Address for Notices:

                                       Comerica Bank
                                       500 Woodward Avenue
                                       Detroit, Michigan 48226
                                       Attention:  Nick Mester
                                       Telecopy: (313) 222-3776

                                       Lending Office:

                                       Comerica Bank
                                       500 Woodward Avenue
                                       Detroit, Michigan 48226


                                       FIRSTAR BANK NATIONAL ASSOCIATION


                                       By: /s/ David J. Dannemiller
                                           -------------------------------------
                                           David J. Dannemiller
                                       Title:  Vice President

                                       Address for Notices:

                                       Firstar Bank National Association
                                       1350 Euclid Avenue
                                       Cleveland, Ohio 44115
                                       Attention: David Dannemiller
                                       Telecopy:  (216) 623-9208

                                       Lending Office:

                                       Firstar Bank National Association
                                       1350 Euclid Avenue
                                       Cleveland, Ohio  44115


           Signature page 3 of 6 signature pages to Credit Agreement among Shiloh Industries, Inc., et al., dated as of September 13, 1999

                                       HARRIS TRUST AND SAVINGS BANK


                                       By: /s/ Jeffrey C. Nicholson
                                           -------------------------------------
                                           Jeffrey C. Nicholson
                                       Title:  Managing Director


                                       Address for Notices:

                                       Harris Trust and Savings Bank
                                       111 West Monroe Street
                                       Chicago, Illinois 60603
                                       Attention: Peter Krawchuk
                                       Telecopy: (312) 461-5225


                                       Lending Office:

                                       Harris Trust and Savings Bank
                                       111 West Monroe Street
                                       Chicago, Illinois 60603


                                       KEYBANK NATIONAL ASSOCIATION


                                       By: /s/ Brendan A. Lawlor
                                           -------------------------------------
                                           Brendan A. Lawlor
                                       Title:  Vice President


                                       Address for Notices:

                                       KeyBank National Association
                                       127 Public Square
                                       Cleveland, Ohio 44114
                                       Attention:  Large Corporate Division

                                       Telecopy: (216) 689-4981


                                       Lending Office:

                                       KeyBank National Association
                                       127 Public Square
                                       Cleveland, Ohio 44114


            Signature page 4 of 6 signature pages to Credit Agreement among Shiloh Industries, Inc., et al., dated as of September 13, 1999

                                       LASALLE BANK NATIONAL
                                        ASSOCIATION


                                       By: /s/ Timothy P. Polomsky
                                           -------------------------------------
                                           Timothy P. Polomsky
                                       Title:  First Vice President


                                       Address for Notices:

                                       LaSalle Bank National Association
                                       1300 East Ninth Street, Suite 1000
                                       Cleveland, Ohio  44114
                                       Attention:  Timothy Polomsky
                                       Telecopy: (216) 802-2212


                                       Lending Office:

                                       LaSalle Bank National Association
                                       135 South Lasalle Street
                                       Chicago, Illinois  60603


                                       MELLON BANK, N.A.


                                       By: /s/ Christopher S. Ragheb
                                           -------------------------------------
                                           Christopher S. Ragheb
                                       Title: Vice President

                                       Address for Notices:

                                       Mellon Bank, N.A.
                                       200 Public Square, 29th Floor
                                       Cleveland, Ohio 44114
                                       Attention: Christopher Ragheb
                                       Telecopy: (216) 575-0513


                                       Lending Office:

                                       Mellon Bank, N.A.
                                       Three Mellon Bank Center
                                       Pittsburgh, Pennsylvania  15259


            Signature page 5 of 6 signature pages to Credit Agreement among Shiloh Industries, Inc., et al., dated as of September 13, 1999

                                       NATIONAL CITY BANK


                                       By: /s/ Robert S. Coleman
                                           -------------------------------------
                                           Robert S. Coleman
                                       Title:  Vice President


                                       Address for Notices:

                                       National City Bank
                                       1900 East Ninth Street
                                       Cleveland, Ohio 44114
                                       Attention:  Robert Coleman
                                       Telecopy: (216) 575-0003

                                       Lending Office:

                                       National City Bank
                                       1900 East Ninth Street
                                       Cleveland, Ohio  44114


                                       PNC BANK, NATIONAL
                                         ASSOCIATION


                                       By: /s/ Jefferson M. Green
                                           -------------------------------------
                                           Jefferson M. Green
                                       Title:  V.P.


                                       Address for Notices:

                                       PNC Bank, National Association
                                       1375 East Ninth Street, Suite 1250
                                       Cleveland, Ohio 44114
                                       Attention:  Jefferson M. Green
                                       Telecopy: (216) 348-8594

                                       Lending Office:

                                       PNC Bank, National
                                          Association
                                       1375 East Ninth Street
                                       Cleveland, Ohio 44114


            Signature page 6 of 6 signature pages to Credit Agreement among Shiloh Industries, Inc., et al., dated as of September 13, 1999

                                List of Exhibits
                                ----------------

Exhibit A         -        Form of Revolving Credit Note

Exhibit B         -        Form of Swingline Note

Exhibit C         -        Form of Notice of Borrowing

Exhibit D         -        Form of Rate Conversion/Continuation Request

Exhibit E         -        Form of Reduction Notice

Exhibit F         -        Form of Guaranty of Payment

Exhibit G-1       -        Form of Security Agreement - Borrower

Exhibit G-2       -        Form of Security Agreement - Subsidiary Guarantors

Exhibit H         -        Form of Patent Agreement

Exhibit I         -        Form of Certificate of Financial Officer

Exhibit J         -        Form of Administrative Questionnaire

Exhibit K         -        Form of Assignment Agreement

                                List of Schedules
                                -----------------

Schedule 1.1               -        Terms of Qualifying Sub-Debt Issuance

Schedule 6.2               -        Closing Fees

Schedule 8.10              -        Existing Liens

Schedule 8.11              -        Existing Indebtedness

Schedule 9.1               -        Existing Subsidiaries

Schedule 9.12              -        Location of Collateral, Offices, Etc.

Schedule 9.14              -        Intellectual Property